Exhibit 10.4

ORDINARY SHARE PURCHASE AGREEMENT

Dated as of June 16, 2025

by and among

DDC Enterprise Limited,

as the Company

and

Anson Investments Master Fund LP and Anson East Master Fund LP,

as Co-Investors

ORDINARY SHARE PURCHASE AGREEMENT

This ORDINARY SHARE PURCHASE AGREEMENT is made and entered into as of June 16, 2025 (this “Agreement”), by and among Anson Investments Master Fund LP, Anson East Master Fund LP (each a “Co-Investor” and the Co-Investors together, the “Investor”), and DDC Enterprise Limited, a Cayman Islands corporation (the “Company”).

RECiTALS

WHEREAS, the parties desire that, upon the terms and subject to the conditions and limitations set forth herein, the Company may issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company, up to $200,000,000 in aggregate gross purchase price of newly issued shares of the Company’s Class A Ordinary Shares, par value $0.40 per share (the “Ordinary Shares”);

WHEREAS, such sales of Ordinary Shares by the Company to the Investor will be made in reliance upon the provisions of Section 4(a)(2) of the Securities Act (“Section 4(a)(2)”) and Rule 506(b) of Regulation D promulgated by the Commission under the Securities Act (“Regulation D”), and upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the sales of Ordinary Shares to the Investor to be made hereunder;

WHEREAS, the parties hereto are concurrently entering into a Registration Rights Agreement in the form attached as Exhibit A hereto (the “Registration Rights Agreement”), pursuant to which the Company shall register under the Securities Act the resale of the Registrable Securities (as defined in the Registration Rights Agreement) by the Investor, upon the terms and subject to the conditions set forth therein; and

WHEREAS, in consideration for the Investor’s execution and delivery of this Agreement, the Company shall pay the Commitment Fee to the Investor in such manner, at such time(s) and otherwise pursuant to and in accordance with this Agreement and, in connection therewith, the Company is causing its transfer agent to issue to the Investor the Commitment Shares on or prior to the closing date of the Purchase Agreement.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

Article I
DEFINITIONS

Capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Annex I hereto, and hereby made a part hereof, or as otherwise set forth in this Agreement.

Article II
PURCHASE AND SALE OF ORDINARY SHARES

Section 2.1. Purchase and Sale of Shares. Upon the terms and subject to the conditions of this Agreement, during the Investment Period, the Company, in its sole discretion, shall have the right, but not the obligation, to issue and sell to the Investor, and the Investor shall purchase from the Company, up to $200,000,000 (the “Total Commitment”) in aggregate gross purchase price of duly authorized, validly issued, fully paid and non-assessable Ordinary Shares, by the delivery to the Investor of VWAP Purchase Notices as provided in Article III.

Section 2.2. Closing Date; Settlement Dates. This Agreement shall become effective and binding (the “Closing”) upon (a) the delivery of counterpart signature pages of this Agreement and the Registration Rights Agreement executed by each of the parties hereto and thereto, and (b) the delivery of all other documents, instruments and writings required to be delivered at the Closing, in each case as provided in Section 7.1(iv), and which such Closing shall take place remotely by electronic transfer of the applicable documentation at such time as mutually agreed upon between the parties. In consideration of and in express reliance upon the representations, warranties and covenants contained in, and upon the terms and subject to the conditions of, this Agreement, during the Investment Period, the Company, at its sole option and discretion, may issue and sell to the Investor, and, if the Company elects to so issue and sell, the Investor shall purchase from the Company, the Shares in respect of each VWAP Purchase. The delivery of Shares in respect of each VWAP Purchase, and the payment for such Shares, shall occur in accordance with Section 3.2.

Section 2.3. Initial Public Announcements and Required Filings. The Company shall, not later than 9:00 a.m., New York City time, on the third Trading Day immediately after the date of this Agreement, file with the Commission a Report of Foreign Private Issuer on Form 6-K disclosing the execution of this Agreement and the Registration Rights Agreement by the Company and the Investor and describing the material terms thereof, including, without limitation, the Commitment Fee payable by the Company to the Investor hereunder, including the issuance of the Commitment Shares to the Investor as provided herein, and attaching as exhibits thereto copies of each of this Agreement and the Registration Rights Agreement and, if applicable, any press release issued by the Company disclosing the execution of this Agreement and the Registration Rights Agreement by the Company (including all exhibits thereto, the “Report”). The Company shall provide the Investor and its legal counsel a reasonable opportunity to comment on a draft of the Report prior to furnishing the Report with the Commission and shall give due consideration to all such comments. From and after the furnishing of the Report to the Commission, the Company shall have publicly disclosed all material, nonpublic information delivered to the Investor (or the Investor’s representatives or agents) by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees, agents or representatives (if any) in connection with the transactions contemplated by the Transaction Documents. The Investor covenants that until such time as the transactions contemplated by this Agreement and the Registration Rights Agreement are publicly disclosed by the Company as described in this Section 2.3, the Investor shall maintain the confidentiality of all disclosures made to it in connection with the transactions contemplated by the Transaction Documents (including the existence and terms of the transactions contemplated thereby), except that the Investor may disclose the terms of such transactions to its financial, accounting, legal and other advisors (provided that the Investor directs such Persons to maintain the confidentiality of such information). Not later than 15 calendar days following the Closing Date, the Company shall file a Form D with respect to the issuance and sale of the Securities in accordance with Regulation D and shall provide a copy thereof to the Investor promptly after such filing. The Company shall use its commercially reasonable efforts to prepare and, as soon as practicable, but in no event later than the applicable Filing Deadline, file with the Commission the Initial Registration Statement and any New Registration Statement covering only the resale by the Investor of the Registrable Securities in accordance with the Securities Act and the Registration Rights Agreement. At or before 8:30 a.m. (New York City time) on the Trading Day immediately following the Effective Date of the Initial Registration Statement and any New Registration Statement (or any post-effective amendment thereto), the Company shall file with the Commission in accordance with Rule 424(b) under the Securities Act the final Prospectus to be used in connection with resales of the Registrable Securities by the Investor pursuant to such Registration Statement (or post-effective amendment thereto).

Article III
PURCHASE TERMS

Subject to the satisfaction of the conditions set forth in Article VII, the parties agree as follows:

Section 3.1. VWAP Purchases. Upon the initial satisfaction of all of the conditions set forth in Section 7.2 (the “Commencement” and the date of initial satisfaction of all of such conditions, the “Commencement Date”) and from time to time thereafter, subject to the satisfaction of all of the conditions set forth in Section 7.3, the Company shall have the right, but not the obligation, to direct the Investor, by its timely delivery to the Investor of a VWAP Purchase Notice prior to 9:00 a.m., New York City time, on a Purchase Date (each, a “VWAP Purchase”), specifying in such VWAP Purchase Notice a specified VWAP Purchase Share Amount, which shall not exceed the applicable VWAP Purchase Maximum Amount. The Investor is obligated to accept each VWAP Purchase Notice prepared and delivered by the Company in accordance with the terms of and subject to the satisfaction of the conditions contained in this Agreement. If the Company delivers any VWAP Purchase Notice directing the Investor to purchase a VWAP Purchase Share Amount in excess of the applicable VWAP Purchase Maximum Amount that the Company is then permitted to include in such VWAP Purchase Notice, such VWAP Purchase Notice shall be void ab initio to the extent of the amount by which the VWAP Purchase Share Amount set forth in such VWAP Purchase Notice exceeds such applicable VWAP Purchase Maximum Amount, and the Investor shall have no obligation to purchase, and shall not purchase, such excess Shares pursuant to such VWAP Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the applicable VWAP Purchase Maximum Amount pursuant to such VWAP Purchase. At or prior to 5:30 p.m., New York City time, on the Purchase Date for each VWAP Purchase, the Investor shall provide to the Company, by email correspondence to each of the individual notice recipients of the Company set forth in the applicable VWAP Purchase Notice, a written confirmation for such VWAP Purchase. The Company agrees that the VWAP Purchase Share Amount may be allocated among Co-Investors as solely determined by such Co-Investors, and in connection therewith, the applicable VWAP Purchase Amount to be paid be each Co-Investor shall be allocated pro rata in proportion of the applicable VWAP Purchase Share Amount purchased by each Co-Investor. At or prior to 5:30 p.m., New York City time on the final day of the VWAP Purchase Period, the Investor shall deliver to the Company a settlement document with (i) the total number of Shares purchased by each Co-Investor in such VWAP Purchase (each, the “Purchased Share Amount”), (ii) the VWAP Purchase Price, and (iii) the aggregate VWAP Purchase Amount (as defined below) to be purchased by each Co-Investor (the “Settlement Document”). Notwithstanding the foregoing, (i) the Company shall not deliver any VWAP Purchase Notices to the Investor during the PEA Period and (ii) following the delivery of a VWAP Purchase Notice, the Company shall not raise additional capital, in the form of a private securities offering, until the five (5) days following the applicable VWAP Purchase Share Delivery Date.

Section 3.2. Settlement.

(a) No later than 12:00 p.m., New York City time, on the Purchase Date, (i) each Co-Investor shall initiate the DWAC request in respect of the applicable Purchased Share Amount and (ii) the Company shall deliver to the Transfer Agent irrevocable instructions instructing the Transfer Agent to deliver the applicable Purchases Share Amount by accepting the DWAC request from each Co-Investor in respect of the Purchased Share Amount. Subject to the immediately preceding sentence, Shares constituting the applicable Purchased Share Amount purchased by each Co-Investor in each VWAP Purchase shall be validly issued to each Co-Investor as DWAC Shares as promptly as reasonably practicable on the Purchase Date, but no later than 10:00 a.m., New York City time, on the Trading Day immediately following the applicable Purchase Date for such VWAP Purchase (the “VWAP Purchase Share Delivery Date”) (it being acknowledged and agreed that the Company may not deliver any additional VWAP Purchase Notice to the Investor until all such Shares subject to such VWAP Purchase, and all Shares subject to all prior VWAP Purchase Notices, have been received by the Investor as DWAC Shares in accordance with this Agreement, unless expressly waived by the Investor).

(b) For each VWAP Purchase, each Co-Investor shall pay to the Company an amount in cash equal to the product of (a) the applicable Purchased Share Amount and (b) the applicable VWAP Purchase Price for such Shares (the “VWAP Purchase Amount”), as full payment for such Purchased Share Amount purchased by each Co-Investor in such VWAP Purchase, via wire transfer of immediately available funds, not later than 1:00 p.m., New York City time, on the Trading Day immediately following the VWAP Purchase Ending Time for such VWAP Purchase (each, a “VWAP Purchase Price Delivery Date”).

(c) No later than 4:00 p.m. New York City time, on a VWAP Purchase Price Delivery Date, each Co-Investor shall email the Company the federal reference number in respect of its applicable VWAP Purchase Amount (the “Fed Ref”).

(d) If the Company or the Transfer Agent shall fail for any reason, other than a failure of the Investor or its Broker-Dealer (as defined below) to set up a DWAC and required instructions, to issue to the Investor, as DWAC Shares, any Shares purchased by the Investor in a VWAP Purchase prior to 12:00 p.m., New York City time, on the Trading Day immediately following the applicable VWAP Purchase Share Delivery Date for such VWAP Purchase, and if on or after such Trading Day the Investor purchases (in an open market transaction or otherwise) Shares to deliver in satisfaction of a sale by the Investor of such Shares that the Investor anticipated receiving from the Company on such VWAP Purchase Share Delivery Date in respect of such VWAP Purchase, then the Company shall, within two (2) Trading Days after the Investor’s request, either (i) pay cash to the Investor in an amount equal to the Investor’s total purchase price (including brokerage commissions and other associated fees, if any) for the Shares so purchased (the “Cover Price”), at which point the Company’s obligation to deliver such Shares as DWAC Shares (and the Investor’s obligation to purchase such Shares from the Company) shall terminate, or (ii) promptly honor its obligation to deliver to the Investor such Shares as DWAC Shares and pay cash to the Investor in an amount equal to the excess (if any) of the Cover Price over the total purchase price paid by the Investor pursuant to this Agreement for all of the Shares purchased by the Investor in such VWAP Purchase; provided, however, that the Investor agrees to use its commercially reasonable efforts to purchase Shares in respect of the Cover Price only in normal brokerage transactions at the prevailing price per Share then available.

(e) The Company shall not issue any fraction of a Share to the Investor in connection with any VWAP Purchase effected pursuant to this Agreement. If the issuance would result in the issuance of a fraction of a Share, the Company shall round such fraction of a Share up or down to the nearest whole Share.

(f) All payments to be made by the Investor pursuant to this Agreement shall be made by wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice to the Investor in accordance with the provisions of this Agreement.

Notwithstanding the foregoing and for the avoidance of doubt, all Shares to be issued in respect of each VWAP Purchase Notice delivered to each Co-Investor pursuant to this Agreement, in each case shall be issued to each Co-Investor in accordance with this Section 3.2 by crediting each Co-Investor or its designees’ account at DTC as DWAC Shares, and the Company shall not take any action or give instructions to any transfer agent of the Company otherwise.

Section 3.3. Compliance with Rules of Trading Market. The Company shall not issue or sell any Ordinary Shares pursuant to this Agreement if such issuance or sale would reasonably be expected to result in (A) a violation of the Securities Act or (B) a breach of the rules of the Trading Market. The provisions of this Section 3.3 shall be implemented in a manner otherwise than in strict conformity with the terms of this Section 3.3 only if necessary to ensure compliance with the Securities Act and the applicable rules of the Trading Market.

Section 3.4. Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not issue or sell, and the Investor shall not purchase or acquire, any Ordinary Shares under this Agreement which, when aggregated with all other Ordinary Shares then beneficially owned by the Investor and its Affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor of more than 9.99% of the outstanding Ordinary Shares (the “Beneficial Ownership Limitation”). Upon the written request of the Investor, the Company shall promptly (but not later than the next business day on which the Company’s transfer agent is open for business) confirm orally or in writing to the Investor the number of Ordinary Shares then outstanding. The Investor and the Company shall each cooperate in good faith in the determinations required under this Section 3.4 and the application of this Section 3.4. The Investor’s written certification to the Company of the applicability of the Beneficial Ownership Limitation, and the resulting effect thereof hereunder at any time, shall be conclusive with respect to the applicability thereof and such result absent manifest error. The provisions of this Section 3.4 shall not be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3.4 to the extent necessary to properly give effect to the limitations contained in this Section 3.4.

Article IV
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR

Each Co-Investor, severally and not jointly, hereby makes the following representations, warranties and covenants to the Company:

Section 4.1. Organization and Standing of the Co-Investors. Anson Investments Master Fund LP is a Cayman Islands exempted limited partnership at all times acting through its general partner, AIMF GP LLC, a Texas limited liability company registered as a foreign company in the Cayman Islands. Anson East Master Fund LP is a is a Cayman Islands exempted limited partnership at all times acting through its general partner, AEMF GP LLC, a Texas limited liability company registered as a foreign company in the Cayman Islands.

Section 4.2. Authorization and Power. The Investor has the requisite power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement and to purchase or acquire the Shares in accordance with the terms hereof. The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary limited liability company action, and no further consent or authorization of the Investor, its officers or its sole member is required. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the applicable Co-Investor and constitutes a valid and binding obligation of the Investor enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies).

Section 4.3. No Conflicts. The execution, delivery and performance by the applicable Co-Investor of this Agreement and the Registration Rights Agreement and the consummation by the Investor of the transactions contemplated hereby and thereby do not and shall not (i) result in a violation of such Investor’s certificate of formation, limited liability company agreement or other applicable organizational instruments, (ii) conflict with, constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Investor is a party or is bound, (iii) create or impose any lien, charge or encumbrance on any property of the Investor under any agreement or any commitment to which the Investor is party or under which the Investor is bound or under which any of its properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, or regulation, or any Order of any Governmental Entity applicable to the Investor or by which any of its properties or assets are bound or affected, except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, prohibit or otherwise interfere with, in any material respect, the ability of the Investor to enter into and perform its obligations under this Agreement and the Registration Rights Agreement. The Investor is not required under any applicable federal, state or local law, rule or regulation to obtain any consent, authorization or Order of, or make any filing or registration with, any Governmental Entity in order for it to execute, deliver or perform any of its obligations under this Agreement and the Registration Rights Agreement or to purchase or acquire the Shares in accordance with the terms hereof, other than as may be required by FINRA; provided, however, that for purposes of the representation made in this sentence, the Investor is assuming and relying upon the accuracy of the relevant representations and warranties and the compliance with the relevant covenants and agreements of the Company in the Transaction Documents to which it is a party.

Section 4.4. Investment Purpose. Each Co-Investor is acquiring the Shares for its own account, for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, in violation of the Securities Act or any applicable state securities laws; provided, however, that by making the representations herein, the Investor does not agree, or make any representation or warranty, to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with, or pursuant to, a Registration Statement filed pursuant to the Registration Rights Agreement or an applicable exemption under the Securities Act. The Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to sell or distribute any of the Shares. Each Co-Investor is acquiring the Shares hereunder in the ordinary course of its business.

Section 4.5. Accredited Investor Status. Each Co-Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

Section 4.6. Reliance on Exemptions. Each Co-Investor understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and each Co-Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Shares.

Section 4.7. Information. All materials relating to the business, financial condition, management and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Investor have been furnished or otherwise made available to the Investor or its advisors, including, without limitation, the Commission Documents. The Investor understands that its investment in the Shares involves a high degree of risk. The Investor is able to bear the economic risk of an investment in the Shares and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of a proposed investment in the Shares. The Investor and its advisors have been afforded the opportunity to ask questions of and receive answers from representatives of the Company concerning the financial condition and business of the Company and other matters relating to an investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement or in any other Transaction Document to which the Company is a party or the Investor’s right to rely on any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby (including, without limitation, the opinions of the Company’s counsel delivered pursuant to Sections 7.1(iv), 7.2(xvi) and 7.3(x)). The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. The Investor understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement.

Section 4.8. No Governmental Review. The Investor understands that no United States federal or state agency or any other government or Governmental Entity has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of an investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

Section 4.9. No General Solicitation. Each Co-Investor is not purchasing or acquiring the Shares as a result of any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares.

Section 4.10. Not an Affiliate. The Investor is not an officer, director or an Affiliate of the Company. During the Investment Period, the Investor will not acquire for its own account any Ordinary Shares or securities exercisable for or convertible into Ordinary Shares, other than pursuant to this Agreement; provided, however, that nothing in this Agreement shall prohibit or be deemed to prohibit the Investor from purchasing, in an open market transaction or otherwise, Ordinary Shares necessary to make delivery by the Investor in satisfaction of a sale by the Investor of Shares that the Investor anticipated receiving from the Company in connection with the settlement of a VWAP Purchase (as applicable) if the Company or its transfer agent shall have failed for any reason (other than a failure of the Investor or its Broker-Dealer to set up a DWAC and required instructions) to electronically transfer all of the Shares subject to such VWAP Purchase to the Investor on the applicable VWAP Purchase Price Delivery Date by crediting the Investor’s or its designated Broker-Dealer’s account at DTC through its DWAC delivery system in compliance with Section 3.2 of this Agreement. For the avoidance of doubt, the foregoing restriction does not apply to any Affiliate of the Investor, provided that any such purchases do not cause the Investor to violate any applicable Exchange Act requirement, including Regulation M.

Section 4.11. Reserved.

Section 4.12. Statutory Underwriter Status. The Investor acknowledges that it will be disclosed as an “underwriter” and a “selling shareholder” in each Registration Statement and in any Prospectus contained therein to the extent required by applicable law and to the extent the Prospectus is related to the resale of Registrable Securities.

Section 4.13. Resales of Shares. The Investor represents, warrants and covenants that it will resell Shares purchased or acquired by the Investor from the Company pursuant to this Agreement only pursuant to the Registration Statement in which the resale of such Securities is registered under the Securities Act and the Prospectus contained therein, in a manner described under the caption “Plan of Distribution” in such Registration Statement and Prospectus, and in a manner in compliance with all applicable U.S. federal and applicable state securities laws, rules and regulations.

Article V
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

The Company hereby makes the following representations, warranties and covenants to the Investor:

Section 5.1. Organization, Good Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Cayman Islands and has the corporate power and authority to own, lease or operate its assets and properties and to conduct its business as now being conducted in all material respects. The Company is duly licensed or qualified to do business and in good standing (or equivalent status as applicable) in each jurisdiction in which the assets owned or leased by it or the character of its activities require it to be licensed or qualified or in good standing (or equivalent status as applicable), except where the failure to be so licensed or qualified, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

Section 5.2. Authorization, Enforcement. The Company has the requisite corporate power and authority to enter into and perform its obligations under each of the Transaction Documents to which it is a party and to issue the Securities in accordance with the terms hereof and thereof. Except for approvals of the Company’s Board of Directors or a committee thereof as may be required in connection with any issuance and sale of Shares to the Investor hereunder (which approvals shall be obtained prior to the delivery of any VWAP Purchase Notice), the execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company, its Board of Directors or its shareholders is required. Each of the Transaction Documents to which the Company is a party has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies).

Section 5.3. Capitalization. The authorized share capital of the Company and the shares thereof issued and outstanding were as set forth in the Commission Documents as of the dates reflected therein. All of the outstanding Ordinary Shares have been duly authorized and validly issued, and are fully paid and non-assessable. Except as set forth in the Commission Documents, this Agreement and the Registration Rights Agreement, there are no agreements or arrangements under which the Company is obligated to register the sale of any securities under the Securities Act. Except as set forth in the Commission Documents, no Ordinary Shares are entitled to preemptive rights and there are no outstanding debt securities and no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional share capital of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any share capital of the Company other than those issued or granted in the ordinary course of business pursuant to the Company’s equity incentive and/or compensatory plans or arrangements. Except for customary transfer restrictions contained in agreements entered into by the Company to sell restricted securities or as set forth in the Commission Documents, the Company is not a party to, and it has no Knowledge of, any agreement restricting the voting or transfer of any share capital of the Company. Except as set forth in the Commission Documents, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement, the Registration Rights Agreement or any of the other Transaction Documents, or the consummation of the transactions described herein or therein. The Company has filed with the Commission true and correct copies of the Company’s Memorandum and Articles of Association as in effect on the Closing Date (collectively, the “Charter”).

Section 5.4. Payment of Commitment Fee; Issuance of Securities. Payment of the Commitment Fee by the Company to the Investor in such manner, at such time(s) and otherwise pursuant to and in accordance with this Agreement, including the issuance of the Commitment Shares to the Investor pursuant to and in accordance with this Agreement, in each case have been, and the Total Commitment worth of Shares available for issuance by the Company to the Investor under this Agreement have been, or with respect to the amount of Shares to be purchased by the Investor pursuant to a particular VWAP Purchase Notice will be, prior to the delivery to the Investor hereunder of such VWAP Purchase Notice, in each case duly authorized by all necessary corporate action on the part of the Company. The Commitment Shares, when issued to the Investor in accordance with this Agreement, and the Shares, when issued and sold against payment therefor in accordance with this Agreement, shall be validly issued and outstanding, fully paid and non-assessable and free from all liens, charges, taxes, security interests, encumbrances, rights of first refusal, preemptive or similar rights and other encumbrances with respect to the issue thereof, and the Investor shall be entitled to all rights accorded to a holder of Ordinary Shares. The Commitment Shares shall constitute Registrable Securities and shall be included in the Initial Registration Statement and any post-effective amendment thereto, and the Prospectus included therein, and, if necessary to register the resale thereof by the Investor under the Securities Act, in any New Registration Statement and any post-effective amendment thereto, and the Prospectus included therein, in each case in accordance with this Agreement and the Registration Rights Agreement. A sufficient number of Ordinary Shares have been duly authorized and reserved by the Company for issuance and sale to the Investor as Shares pursuant to VWAP Purchases under this Agreement.

Section 5.5. No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby do not and shall not (i) result in a violation of any provision of the Company’s Charter, (ii) result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or is bound, (iii) create or impose a lien, charge or encumbrance on any property or assets of the Company or any of its Subsidiaries under any agreement or any commitment to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of their respective properties or assets is subject, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation or Order applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected (including federal and state securities laws and regulations and the rules and regulations of the Trading Market or applicable Eligible Market), except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations, liens, charges, encumbrances and violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as specifically contemplated by this Agreement or the Registration Rights Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required under any federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or Order of, or make any filing or registration with, any Governmental Entity (including, without limitation, the Trading Market) in order for it to execute, deliver or perform any of its obligations under the Transaction Documents to which it is a party, or to issue the Securities to the Investor in accordance with the terms hereof and thereof (other than such consents, authorizations, Orders, filings or registrations as have been obtained or made prior to the Closing Date); provided, however, that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the representations and warranties of the Investor in this Agreement and the compliance by it with its covenants and agreements contained in this Agreement and the Registration Rights Agreement.

Section 5.6. Commission Documents, Financial Statements; Disclosure Controls and Procedures; Internal Controls Over Financial Reporting; Accountants.

(a) The Company has filed all Commission Reports required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) on a timely basis or has received a valid extension of such time of filing and has filed any such Commission Reports prior to the expiration of any such extension, except the 2023 annual report on Form 20-F which was filed after the due date. As of the Closing Date, no Subsidiary of the Company is required to file or furnish any report, schedule, registration, form, statement, information or other document with the Commission. As of its filing date (or, if amended or superseded by a filing prior to the Closing Date, as of the date of such amended or superseded filing), each Commission Document filed with or furnished to the Commission prior to the Closing Date complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable. Each Registration Statement, on the date it is filed with the Commission, on the date it is declared effective by the Commission and on each Purchase Date, shall comply in all material respects with the requirements of the Securities Act (including, without limitation, Rule 415 under the Securities Act) and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, except that this representation and warranty shall not apply to statements in or omissions from such Registration Statement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein. The Prospectus and each Prospectus Supplement required to be filed pursuant to this Agreement or the Registration Rights Agreement after the Closing Date, when taken together, on its date and on each Purchase Date, shall comply in all material respects with the requirements of the Securities Act (including, without limitation, Rule 424(b) under the Securities Act) and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty shall not apply to statements in or omissions from the Prospectus or any Prospectus Supplement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein. Each Commission Document (other than the Initial Registration Statement or any New Registration Statement, or the Prospectus included therein or any Prospectus Supplement thereto) to be filed with or furnished to the Commission after the Closing Date and filed as part of or incorporated by reference in the Initial Registration Statement or any New Registration Statement, or the Prospectus included therein or any Prospectus Supplement thereto required to be filed pursuant to this Agreement or the Registration Rights Agreement (including, without limitation, the Current Report), when such document is filed with or furnished to the Commission and, if applicable, when such document becomes effective, as the case may be, shall comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable. The Company has delivered or made available to the Investor via EDGAR or otherwise true and complete copies of all comment letters and substantive correspondence received by the Company from the Commission relating to the Commission Documents filed with or furnished to the Commission as of the Closing Date, together with all written responses of the Company thereto in the form such responses were filed via EDGAR. Except as disclosed in the Commission Documents, there are no outstanding or unresolved comments or undertakings in such comment letters received by the Company from the Commission. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Exchange Act.

(b) The consolidated financial statements of the Company included or incorporated by reference in the Commission Documents, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Company and its Subsidiaries for the periods specified (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate) and have been prepared in compliance with the published requirements of the Securities Act and the Exchange Act, as applicable, and in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis (except (i) for such adjustments to accounting standards and practices as are noted therein and (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) during the periods involved. The pro forma financial statements or data included or incorporated by reference in the Commission Documents, if any, comply in all material respects with the applicable requirements of Regulation S-X of the Securities Act, including, without limitation, Article 11 thereof, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the circumstances referred to therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data. The other financial, statistical and market-related data with respect to the Company and the Subsidiaries contained or incorporated by reference in the Commission Documents, if any, are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources. There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Commission Documents that are not included or incorporated by reference as required. All disclosures contained or incorporated by reference in the Commission Documents, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(c) Except as set forth in the Commission Documents, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as set forth in the Commission Documents, the Company is not aware of any material weaknesses in its internal control over financial reporting. Except as set forth in the Commission Documents, since the date of the latest audited financial statements of the Company included in the Commission Documents, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. Except as set forth in the Commission Documents, the Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) that comply with the requirements of the Exchange Act. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of a date within 90 days prior to the filing date of the Form 20-F for the fiscal year most recently ended (such date, the “Evaluation Date”). The Company presented in its Form 20-F for the fiscal year most recently ended the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the most recent Evaluation Date and, except as set forth in such Form 20-F or any Commission Document filed with the Commission for a period subsequent to the period covered by such Form 20-F, the “disclosure controls and procedures” are effective.

(d) Enrome LLP (the “Accountant”), whose report on the consolidated financial statements of the Company is to be filed with the Commission as part of the Initial Registration Statement, are and, during the periods covered by their report, were independent public accountants within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States). To the Company’s knowledge, the Accountant is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company.

(e) The Company has timely filed all certifications and statements the Company is required to file under (i) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (ii) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act) with respect to all Commission Documents with respect to which the Company is required to file such certifications and statements thereunder.

Section 5.7. Subsidiaries. Exhibit 8.1 to the Form 20-F sets forth each Subsidiary of the Company as of the Closing Date, other than those that may be omitted pursuant to Item 601 of Regulation S-K, and the Company does not have any other Subsidiaries as of the Closing Date, other than those that may be omitted pursuant to Item 601 of Regulation S-K. Each Subsidiary of the Company has been duly formed or organized, is validly existing under the applicable laws of its jurisdiction of incorporation or organization and has the organizational power and authority to own, lease and operate its assets and properties and to conduct its business as it is now being conducted, except as would not reasonably be expected to have a Material Adverse Effect. Each of the Company’s Subsidiaries is duly licensed or qualified and in good standing (or equivalent status as applicable) as a foreign corporation (or other entity, if applicable) in each jurisdiction in which the assets owned or leased by it or the character of its activities require it to be licensed or qualified or in good standing (or equivalent status as applicable), except where the failure to be so licensed or qualified, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s share capital, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the Commission Documents or as would not reasonably be expected to have a Material Adverse Effect.

Section 5.8. No Material Adverse Effect or Material Adverse Change. Subsequent to the respective dates as of which information is given in the Commission Documents (including any document deemed incorporated by reference therein), (i) The Company has not experienced or suffered any Material Adverse Effect, and there exists no current state of facts, condition or event which would reasonably be expected to have a Material Adverse Effect; and (ii) there has not occurred any material adverse change, or any development that would reasonably be expected to result in a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company from that set forth in the Commission Documents.

Section 5.9. No Undisclosed Liabilities. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” as that term is used in Accounting Standards Codification Paragraph 810-10-25-20), not described in Commission Documents which are required to be described in the Commission Documents.

Section 5.10. No Material Defaults on Indebtedness. Except as set forth in the Commission Documents, neither the Company nor any of its Subsidiaries has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would have a Material Adverse Effect. The Company has not filed a report pursuant to Section 13(a) or 15(d) of the Exchange Act indicating that it (i) has failed to pay any dividend or sinking fund installment on preferred shares (if any) or (ii) has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries are (i) in violation of its charter or bylaws or similar organizational documents or (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, promissory note, or loan agreement or other instrument relating to Indebtedness to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company is subject, or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any Governmental Authority, except, in the case of each of clauses (ii) and (iii) above, for any such violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

Section 5.11. Solvency. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law, nor does the Company have any Knowledge that its creditors intend to initiate involuntary bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any Bankruptcy Law. Except as set forth in the Commission Documents, the Company and its Subsidiaries are financially solvent and are generally able to pay their respective debts as they become due.

Section 5.12. Title to Real and Personal Property. The Company and its Subsidiaries have good and valid title in fee simple to all items of real property and good and valid title to all personal property described in the Commission Documents as being owned by them that are material to the businesses of the Company and its Subsidiaries, in each case, free and clear of all liens, encumbrances and claims, except those that would reasonably be expected to not, individually or in the aggregate, have a Material Adverse Effect. Any real property described in the Commission Documents as being leased by the Company or its Subsidiaries is held by them under valid, existing and enforceable leases, except those that would not be reasonably be expected, individually or in the aggregate, have a Material Adverse Effect.

Section 5.13. Litigation. Except as disclosed in the Commission Documents, there is no Proceeding pending or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries that, if adversely decided or resolved, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Commission Documents, neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Proceeding involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, which would reasonably expected to result in a judgment, decree or order having a Material Adverse Effect. Except as disclosed in the Commission Documents, there has not been, and to the Knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries, which would reasonably expected to result in a judgment, decree or order having a Material Adverse Effect.

Section 5.14. Compliance with Applicable Laws. Except as disclosed in the Commission Documents, the business of the Company and its Subsidiaries has been and is presently being conducted in compliance with all applicable Laws, except for such non-compliance which, individually or in the aggregate, would not have a Material Adverse Effect. Except as disclosed in the Commission Documents, neither the Company nor any of its Subsidiaries is in violation of any Order applicable to the Company or any of its Subsidiaries, except in all cases for any such violations which could not, individually or in the aggregate, have a Material Adverse Effect.

Section 5.15. Certain Fees. Other than the fees that may be payable to Maxim Group LLC, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 5.15 incurred by the Company or its Subsidiaries that may be due or payable in connection with the transactions contemplated by the Transaction Documents.

Section 5.16. Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or any of its agents, advisors or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information concerning the Company or any of its Subsidiaries that has not been publicly disclosed by the Company in a Commission Document filed by the Company with the Commission, other than the existence of the transactions contemplated by the Transaction Documents. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting resales of Securities under the Registration Statement. All disclosure provided to Investor regarding the Company and its Subsidiaries, their businesses and the transactions contemplated by the Transaction Documents (including, without limitation, the representations and warranties of the Company contained in the Transaction Documents to which it is a party furnished in writing by or on behalf of the Company or any of its Subsidiaries for purposes of or in connection with the Transaction Documents, taken together, is true and correct in all material respects on the date on which such information is dated or certified, and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading at such time.

Section 5.17. Material Permits. Except as disclosed in the Commission Documents, each of the Company and its Subsidiaries has all Permits that are required to own, lease or operate its properties and assets and to conduct its business as currently conducted, except for such Permits that are not, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole (the “Material Permits”). Except as disclosed in the Commission Documents or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) to the Company’s Knowledge, each Material Permit is in full force and effect in accordance with its terms, (ii) no written notice of revocation, cancellation or termination of any Material Permit has been received by the Company or any of its Subsidiaries and (iii) there are, and have been, no Proceedings pending or, to the Company’s Knowledge, threatened relating to the suspension, revocation or material and adverse modification of any of such Material Permit. This Section 5.17 does not relate to environmental matters, such items being the subject of Section 5.18.

Section 5.18. Environmental Matters. Except as disclosed in the Commission Documents, the business and operations of the Company and each of its Subsidiaries has been and is being conducted in compliance with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements, and all applicable judicial or administrative agency or regulatory Orders, relating to occupational safety and health (to the extent relating to exposure to Hazardous Substances), or pollution, or protection of the environment (including, without limitation, those relating to emissions, discharges, Releases or threatened Releases of Hazardous Substances into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances) of any Governmental Entity (“Environmental Laws”), except where the failure to be in such compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Entity or any third party alleging any violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing Hazardous Substances and/or damages to natural resources), except where such notice would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Commission Documents, there has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Substances by or caused by the Company or any of its Subsidiaries, or, to the knowledge of the Company, any other Person (including any predecessor of the Company for whose acts or omissions the Company or any of its Subsidiaries is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries, or at, on, under or from any other property or facility, in each case in violation of any Environmental Laws or in a manner or amount or to a location that would reasonably be expected to result in any liability to the Company or its Subsidiaries under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.19. Intellectual Property Rights. The Company and each of its Subsidiaries owns or possesses or has valid rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property Rights”) necessary for the conduct of the business of the Company and its Subsidiaries as currently carried on and as described in the Commission Documents. To the Knowledge of the Company, the conduct of the Company’s business as currently carried on and as described in the Commission Documents does not give rise to any infringement of any Intellectual Property Rights of others. Neither the Company nor any of its Subsidiaries has received any written notice alleging any such infringement, fee or conflict with asserted Intellectual Property Rights of others. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect: (A) to the Knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any of the Intellectual Property Rights owned by the Company; (B) there is no pending or, to the Knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim, that would, individually or in the aggregate, together with any other claims in this Section 5.19, reasonably be expected to result in a Material Adverse Effect; (C) the Intellectual Property Rights owned by the Company and, to the Knowledge of the Company, the Intellectual Property Rights licensed to the Company have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights; (D) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property Rights or other proprietary rights of others, the Company has not received any written notice of such claim and the Company is unaware of any other facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 5.19, reasonably be expected to result in a Material Adverse Effect; (E) to the Company’s Knowledge, no employee of the Company is in violation in any material respect of any term of any of the following with respect to Intellectual Property Rights: employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company, or actions undertaken by the employee while employed with the Company and could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect; (F) the Company obtains and retains invention assignment agreements from each employee or contractor who is a material developer of the Company’s intellectual property or material technical information; and (G) the Company takes commercially reasonable steps to ensure its proprietary technology does not rely on open source code or libraries that would result in a requirement to disclose the Company’s proprietary source code. To the Company’s Knowledge, all material technical information developed by and belonging to the Company which has not been patented has been kept confidential. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Commission Documents and are not described therein. The Commission Documents contain in all material respects an accurate description of the matters set forth in the preceding sentence. None of the technology employed by the Company has been obtained or is being used by the Company in material violation of any contractual obligation binding on the Company or, to the Company’s Knowledge, any of its officers, directors or employees.

Section 5.20. Material Contracts. Except as set forth in the Commission Documents, the descriptions in the Commission Documents of the material Contracts therein described present fairly in all material respects the information required to be shown, and there are no material Contracts of a character required to be described in the Commission Documents or to be filed as exhibits thereto which are not described or filed as required; all material Contracts between the Company or any of its Subsidiaries and third parties expressly referenced in the Commission Documents are legal, valid and binding obligations of the Company or one or more of its Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles, and except where the failure of any such Contract to be enforceable in accordance with its terms would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.21. Transactions With Affiliates. Except as set forth in the Commission Documents, none of the officers or directors of the Company and, to the Knowledge of the Company, none of the Company’s shareholders, the officers or directors of any shareholder of the Company who is the beneficial owner of more than five per cent (5%) of the outstanding Ordinary Shares, or any immediate family member or Affiliate of any of the foregoing, has either directly or indirectly any material interest in, or is a party to, any transaction that is required to be disclosed as a related party transaction pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

Section 5.22. Labor Relations. Except as disclosed in the Commission Documents, no labor dispute exists or, to the Knowledge of the Company, is imminent with respect to any of the employees of the Company or any of its Subsidiaries, which could reasonably be expected to result in a Material Adverse Effect. Except as disclosed in the Commission Documents, none of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. Except as disclosed in the Commission Documents, the Company and its Subsidiaries are in compliance with all Laws relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.23. Use of Proceeds. The proceeds from the sale of the Shares by the Company to Investor shall be used by the Company in the manner as will be set forth in the Prospectus included in any Registration Statement (and any post-effective amendment thereto) and any Prospectus Supplement thereto filed pursuant to the Registration Rights Agreement.

Section 5.24. Investment Company Act Status. The Company is not, and as a result of the consummation of the transactions contemplated by the Transaction Documents and the application of the proceeds from the sale of the Shares as will be set forth in the Prospectus included in any Registration Statement (and any post-effective amendment thereto) and any Prospectus Supplement thereto filed pursuant to the Registration Rights Agreement the Company will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 5.25. Tax Matters. Except as otherwise disclosed in the Commission Documents and except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each of its Subsidiaries (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject as and when due subject to any applicable extensions, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, whether or not shown or determined to be due on such returns, reports and declarations, and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as otherwise disclosed in the Commission Documents and except for matters that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the Company has no Knowledge of any basis for any such claim.

Section 5.26. Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

Section 5.27. Exemption from Registration. Subject to, and in reliance on, the representations, warranties and covenants made herein by the Investor, the offer and sale of the Securities by the Company to the Investor in accordance with the terms and conditions of this Agreement is exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) and Rule 506(b) of Regulation D; provided, however, that at the request of and with the express agreement of the Investor (including, without limitation, the representations, warranties and covenants of Investor set forth in Sections 4.10 through 4.13), the Securities to be issued from and after Commencement to or for the benefit of the Investor pursuant to this Agreement shall be issued to the Investor or its designee only as DWAC Shares and will not bear legends noting restrictions as to resale of such securities under federal or state securities laws, nor will any such securities be subject to stop transfer instructions.

Section 5.28. No General Solicitation or Advertising. Neither the Company, nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

Section 5.29. No Integrated Offering. None of the Company or any of its Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the offer, issuance and sale by the Company to the Investor of any of the Securities under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of shareholders of the Company under any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of the Trading Market. None of the Company, its Subsidiaries, their Affiliates nor any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the offer, issuance and sale by the Company to the Investor of any of the Securities under the Securities Act or cause the offering of any of the Securities to be integrated with any other offering of securities of the Company.

Section 5.30. Dilutive Effect. The Company is aware and acknowledges that issuance of the Securities could cause dilution to existing shareholders and could significantly increase the number of outstanding Ordinary Shares. The Company further acknowledges that its obligation to issue the Commitment Shares and to issue the Shares pursuant to the terms of a VWAP Purchase Notice in accordance with this Agreement is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

Section 5.31. Manipulation of Price. Neither the Company nor any of its officers, directors or to the Knowledge of the Company, any of its Affiliates has, and, to the Knowledge of the Company, no Person acting on their behalf has, (i) taken, directly or indirectly, any action designed or intended to cause or to result in the stabilization or manipulation of the price of any security of the Company, or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, in each case to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company. Neither the Company nor any of its officers, directors or Affiliates will during the term of this Agreement, and, to the Knowledge of the Company, no Person acting on their behalf will during the term of this Agreement, take any of the actions referred to in the immediately preceding sentence.

Section 5.32. Securities Act. The Company has complied and shall comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder, including, without limitation, the applicable requirements of the Securities Act. Each Registration Statement, upon filing with the Commission and at the time it is declared effective by the Commission, shall satisfy all of the requirements of the Securities Act to register the resale of the Registrable Securities included therein by the Investor in accordance with the Registration Rights Agreement on a delayed or continuous basis under Rule 415 under the Securities Act at then-prevailing market prices, and not fixed prices. The Company is not currently an issuer identified in Rule 144(i)(1). The Company is not a shell company.

Section 5.33. Listing and Maintenance Requirements; DTC Eligibility. The Ordinary Shares is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its Knowledge is likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as otherwise disclosed in the Commission Documents, the Company has not received written notice from the Trading Market (or, if the Ordinary Shares is then listed on an Eligible Market, from such Eligible Market) to the effect that the Company is not in compliance with the listing or maintenance requirements of the Trading Market (or of such Eligible Market, as applicable). To the Knowledge of the Company, except as disclosed in the Commission Documents, the Company is in compliance with all applicable listing and maintenance requirements of the Trading Market. The Ordinary Shares may be issued and transferred electronically to third parties via DTC through its Deposit/Withdrawal at Custodian (“DWAC”) delivery system. The Company has not received written notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Ordinary Shares, electronic trading or book-entry services by DTC with respect to the Ordinary Shares is being imposed or is contemplated.

Section 5.34. Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s memorandum of association (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investor as a result of the Investor and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Investor’s ownership of the Securities.

Section 5.35. Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor any agent or other Person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) or in the case of (i) – (iii) in material violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”).

Section 5.36. Office of Foreign Assets Control. Neither the Company nor any of its Subsidiaries, nor to the knowledge of the Company any of the directors, officers or employees, agents, or representatives of the Company or its Subsidiaries, is an individual or entity that is, or is the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of comprehensive Sanctions (any such person a “Sanctioned Person”). Neither the Company nor any of its Subsidiaries will, directly or knowingly indirectly, use the proceeds of the transactions contemplated hereby, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity: (i) to fund or facilitate any activities or business of or with any individual or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or (ii) in any other manner that will result in a violation of Sanctions by any individual or entity (including any individual or entity participating in the transactions contemplated hereby, whether as underwriter, advisor, investor or otherwise). The operations of the Company have been conducted in material compliance with applicable Sanctions.

Section 5.37. Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company or any Subsidiary, threatened.

Section 5.38. ERISA. Except as disclosed in the Commission Documents and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and all share purchase, stock option, share-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, that is maintained, administered or contributed to by the Company or any of its Affiliates for employees or former employees, directors or independent contractors of the Company, or under which the Company has had or has any present or future obligation or liability, has been maintained in material compliance with its terms and the requirements of any applicable federal, state, local and foreign Laws, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company to any material tax, fine, lien, penalty, or liability imposed by ERISA, the Code or other applicable Law; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

Section 5.39. IT Systems. (i) Except as otherwise described in the Commission Documents, and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (x) there has been no security breach or attack or other compromise of or relating to any of the Company’s and the Subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (“IT Systems and Data”), and (y) the Company and the Subsidiaries have not been notified of any security breach, attack or compromise to their IT Systems and Data, and (ii) the Company and the Subsidiaries are presently in material compliance with, all applicable laws, statutes or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority and all binding industry standards, and internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

Section 5.40. Privacy Laws. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) the Company and the Subsidiaries are in compliance with all applicable data privacy and security laws and regulations; and the Company and the Subsidiaries have taken all necessary actions to comply in all material respects, to the extent applicable to the business of the Company and its Subsidiaries, with the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, “Privacy Laws”) and (ii) the Company and the Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling and analysis of Personal Data (the “Policies”). “Personal Data” means (i) a natural persons’ name, street address, telephone number, email address, photograph, social security number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR; and (iv) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. None of such disclosures made or contained in any of the Policies have been inaccurate, misleading, deceptive or in violation of any Privacy Laws or Policies in any material respect. The execution, delivery and performance of this Agreement, the Registration Rights Agreement or any of the other Transaction Documents will not result in a breach of any Privacy Laws or Policies. Neither the Company nor the Subsidiaries, (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposed any obligation or liability under any Privacy Law.

Section 5.41. U.S. Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries is, or has ever been, and so long as any of the Securities are held by the Investor, shall become a U.S. real property holding corporation within the meaning of Section 897 of the Code.

Section 5.42. Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Commission Documents will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

Section 5.43. Emerging Growth Company Status. As of the Closing Date the Company was, and as of the Commencement Date the Company will be, an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012.

Section 5.44. Reserved.

Section 5.45. No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

Section 5.46. Market Capitalization. As of the date of this Agreement, the aggregate market value of the outstanding voting and non-voting common equity (as defined in Rule 405 of the Securities Act) of the Company held by Persons other than Affiliates of the Company (pursuant to Rule 144, those that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with, the Company) (the “Non-Affiliate Shares”), was approximately $27 million (calculated by multiplying (i) the highest price at which the common equity of the Company closed on the Trading Market within 60 days of the date of this Agreement by (ii) the number of Non-Affiliate Shares).

Section 5.47. Reserved.

Section 5.48. Acknowledgement Regarding Relationship with Investor. The Company acknowledges and agrees, to the fullest extent permitted by Law, that the Investor is acting solely in the capacity of an arm’s-length purchaser with respect to this Agreement, the Registration Rights Agreement and the transactions contemplated by the Transaction Documents. The Company further acknowledges that while the Investor will be deemed to be a statutory “underwriter” with respect to certain of the transactions contemplated by the Transaction Documents in accordance with interpretive positions of the Staff of the Commission, the Investor is a “trader” that is not required to register with the Commission as a broker-dealer under Section 15(a) of the Securities Exchange Act of 1934. The Company further acknowledges that the Investor and its representatives are not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement, the Registration Rights Agreement and the transactions contemplated by the Transaction Documents, and any advice given by the Investor or any of its representatives or agents in connection therewith is merely incidental to the Investor’s acquisition of the Securities. The Company understands and acknowledges that employees of the Investor may discuss market color, VWAP Purchase Notice timing and parameter considerations and other related capital markets considerations with the Company in connection with the Transaction Documents and the transactions contemplated thereby, in all cases on behalf of the Investor. The Company acknowledges and agrees that the Investor has not made and does not make any representations or warranties with respect to the transactions contemplated by the Transaction Documents other than those specifically set forth in Article IV.

Section 5.49. Acknowledgement Regarding Investor’s Affiliate Relationships. Affiliates of the Investor engage in a wide range of activities for their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, merchant banking, equity and fixed income sales, trading and research, derivatives, foreign exchange, futures, asset management, custody, clearance and securities lending. In the course of their respective business, Affiliates of the Investor may, directly or indirectly, hold long or short positions, trade and otherwise conduct such activities in or with respect to debt or equity securities or bank debt of, or derivative products relating to, the Company. Any such position will be created, and maintained, independently of the position the Investor takes in the Company. In addition, at any given time Affiliates of the Investor may have been or in the future may be engaged by one or more entities that may be competitors with, or otherwise adverse to, the Company in matters unrelated to the transactions contemplated by the Transaction Documents, and Affiliates of the Investor may have or may in the future provide investment banking or other services to the Company in matters unrelated to the transactions contemplated by the Transaction Documents. Activities of any of the Investor’s Affiliates performed on behalf of the Company may give rise to actual or apparent conflicts of interest given the Investor’s potentially competing interests with those of the Company. The Company expressly acknowledges the benefits it receives from the Investor’s participation in the transactions contemplated by the Transaction Documents, on the one hand, and the Investor’s Affiliates’ activities, if any, on behalf of the Company unrelated to the transactions contemplated by the Transaction Documents, on the other hand, and understands the conflict or potential conflict of interest that may arise in this regard, and has consulted with such independent advisors as it deems appropriate in order to understand and assess the risks associated with these potential conflicts of interest. Consistent with applicable legal and regulatory requirements, applicable Affiliates of the Investor have adopted policies and procedures to establish and maintain the independence of their research departments and personnel from their investment banking groups and the Investor. As a result, research analysts employed by Affiliates of the Investor may hold views, make statements or investment recommendations or publish research reports with respect to the Company or the transactions contemplated by the Transaction Documents that differ from the views of the Investor.

Article VI
ADDITIONAL COVENANTS

The Company covenants with the Investor, and the Investor covenants with the Company, as follows, which covenants of one party are for the benefit of the other party, during the Investment Period (and with respect to the Company, for the period following the termination of this Agreement specified in Section 8.3 pursuant to and in accordance with Section 8.3):

Section 6.1. Securities Compliance. The Company shall notify the Commission and the Trading Market, if and as applicable, in accordance with their respective rules and regulations, of the transactions contemplated by the Transaction Documents, and shall take all necessary action, undertake all proceedings and obtain all registrations, permits, consents and approvals for the legal and valid issuance of the Securities to the Investor in accordance with the terms of the Transaction Documents, as applicable.

Section 6.2. Reservation of Ordinary Shares. The Company has available and the Company shall reserve and keep available at all times, free of preemptive and other similar rights of shareholders, the requisite aggregate number of authorized but unissued Ordinary Shares to enable the Company to timely effect (i) the issuance and delivery of all Commitment Shares within the time period specified in this Agreement and (ii) the issuance, sale and delivery of all Shares to be issued, sold and delivered in respect of each VWAP Purchase effected under this Agreement, in the case of this clause (ii), at least prior to the delivery by the Company to the Investor of the applicable VWAP Purchase Notice in connection with such VWAP Purchase. Without limiting the generality of the foregoing, (a) as of the date of this Agreement, the Company has reserved, out of its authorized and unissued Ordinary Shares, a sufficient number of Ordinary Shares solely for the purpose of issuing all of the Commitment Shares under this Agreement to be issued and delivered to the Investor under Section 7.1(iii) hereof within the time period specified in Section 7.1(iii) hereof, and (b) as of the date of this Agreement the Company has reserved, out of its authorized and unissued Ordinary Shares, 25 million Ordinary Shares, and as of the Commencement Date shall have continued to reserve, out of its authorized and unissued Ordinary Shares, a sufficient number of Ordinary Shares solely for the purpose of issuing Shares pursuant to one or more VWAP Purchases that may be effected by the Company, in its sole discretion, from time to time from and after the Commencement Date under this Agreement. The number of Ordinary Shares so reserved for the purpose of effecting issuances of Shares pursuant to VWAP Purchases may be increased from time to time by the Company from and after the Commencement Date, and such number of reserved shares may be reduced from and after the Commencement Date only by the number of Shares actually issued, sold and delivered to the Investor pursuant to any VWAP Purchase effected from and after the Commencement Date pursuant to this Agreement.

Section 6.3. Registration and Listing. The Company shall use its commercially reasonable efforts to cause the Ordinary Shares to continue to be registered as a class of securities under Section 12(b) of the Exchange Act, and to comply with its reporting and filing obligations under the Exchange Act, and shall not take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or the Securities Act, except as permitted herein. The Company shall use its commercially reasonable efforts to continue the listing and trading of its Ordinary Shares and the listing of the Securities purchased or acquired by the Investor hereunder on the Trading Market (or another Eligible Market) and to comply with the Company’s reporting, filing and other obligations under the rules and regulations of the Trading Market (or other Eligible Market, as applicable). The Company shall not take any action which could be reasonably expected to result in the delisting or suspension of the Ordinary Shares on the Trading Market (or other Eligible Market, as applicable). If the Company receives any final and non-appealable notice that the listing or quotation of the Ordinary Shares on the Trading Market (or other Eligible Market, as applicable) shall be terminated on a date certain, the Company shall promptly (and in any case within 24 hours) notify the Investor of such fact in writing and shall use its commercially reasonable efforts to cause the Ordinary Shares to be listed or quoted on another Eligible Market.

Section 6.4. Compliance with Laws.

(i) During the Investment Period, the Company (a) shall comply, and cause each Subsidiary to comply, with all laws, rules, regulations and Orders applicable to the business and operations of the Company, except as would not have a Material Adverse Effect and (b) with applicable provisions of the Securities Act and the Exchange Act, including Regulation M thereunder, applicable state securities or “Blue Sky” laws, and applicable listing rules of the Trading Market (or Eligible Market, as applicable), except as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Company to enter into and perform its obligations under this Agreement in any material respect or for Investor to conduct resales of Securities under the Registration Statement in any material respect.

(ii) The Investor shall comply with all Laws and Orders applicable to the performance by it of its obligations under this Agreement and its investment in the Securities, except as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Investor to enter into and perform its obligations under this Agreement in any material respect. Without limiting the foregoing, the Investor shall comply with all applicable provisions of the Securities Act and the Exchange Act, including Regulation M thereunder, the rules and regulations of FINRA, and all applicable state securities or “Blue Sky” laws.

Section 6.5. Keeping of Records and Books of Account; Due Diligence.

(i) The Investor and the Company shall each maintain records showing the remaining Total Commitment and the dates and the Settlement Document.

(ii) Subject to the requirements of Section 6.12, from time to time from and after the Closing Date, the Company shall make available for inspection and review by the Investor during normal business hours and after reasonable notice, customary documentation reasonably requested by the Investor and/or its appointed counsel or advisors to conduct due diligence.

Section 6.6. No Frustration; No Variable Rate Transactions.

(i) No Frustration. The Company shall not enter into, announce or recommend to its shareholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under the Transaction Documents to which it is a party, including, without limitation, the obligation of the Company to (i) pay the Commitment Fee to the Investor in such manner, at such time(s) and otherwise pursuant to and in accordance with this Agreement, including the obligation of the Company to deliver the Commitment Shares to the Investor not later than 4:00 p.m. (New York time) on the closing date of the transactions contemplated by the Purchase Agreement, and (ii) deliver the Shares to the Investor in respect of each VWAP Purchase effected by the Company, in each case not later than the applicable VWAP Purchase Share Delivery Date with respect to such VWAP Purchase in accordance with Section 3.2. For the avoidance of doubt, nothing in this Section 6.6(i) shall in any way limit the Company’s right to terminate this Agreement in accordance with Section 8.2 (subject in all cases to Section 8.3).

(ii) No Variable Rate Transactions. During the Term of this Agreement, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Ordinary Shares or Ordinary Share Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional Ordinary Shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the Ordinary Shares at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Ordinary Shares or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market” facility, whereby the Company may issue securities at a future determined price regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

Section 6.7. Corporate Existence. The Company shall take all steps necessary to preserve and continue the corporate existence of the Company; provided, however, that, except as provided in Section 6.8, nothing in this Agreement shall be deemed to prohibit the Company from engaging in any Fundamental Transaction with another Person. For the avoidance of doubt, nothing in this Section 6.7 shall in any way limit the Company’s right to terminate this Agreement in accordance with Section 8.2 (subject in all cases to Section 8.3).

Section 6.8. Fundamental Transaction. If a VWAP Purchase Notice has been delivered to the Investor and the transactions contemplated therein have not yet been fully settled in accordance with Section 3.2 of this Agreement, the Company shall not effect any Fundamental Transaction until the expiration of five (5) Trading Days following the date of full settlement thereof and the issuance to the Investor of all of the Shares that are issuable to the Investor pursuant to the VWAP Purchase to which such VWAP Purchase Notice relates.

Section 6.9. Reserved.

Section 6.10. Effective Registration Statement. During the Investment Period, the Company shall use its commercially reasonable efforts to maintain the continuous effectiveness of the Initial Registration Statement and each New Registration Statement filed with the Commission under the Securities Act for the applicable Registration Period pursuant to and in accordance with the Registration Rights Agreement.

Section 6.11. Blue Sky. The Company shall take such action, if any, as is necessary by the Company in order to obtain an exemption for or to qualify the Securities for sale by the Company to the Investor pursuant to the Transaction Documents, and at the request of the Investor, the subsequent resale of Registrable Securities by the Investor, in each case, under applicable state securities or “Blue Sky” laws and shall provide evidence of any such action so taken to the Investor from time to time following the Closing Date; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.11, (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction.

Section 6.12. Non-Public Information. Neither the Company or any of its Subsidiaries, nor any of their respective directors, officers, employees or agents shall disclose any material non-public information about the Company to the Investor, unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD. In the event of a breach of the foregoing covenant by the Company or any of its Subsidiaries, or any of their respective directors, officers, employees and agents (as determined in the reasonable good faith judgment of the Investor), (i) the Investor shall promptly provide written notice of such breach to the Company and (ii) after such notice has been provided to the Company and, provided that the Company shall have failed to publicly disclose such material, non-public information within 24 hours following demand therefor by the Investor or the Company shall have failed to demonstrate to the Investor in writing within 24 hours that such information does not constitute material, non-public information, in addition to any other remedy provided herein or in the other Transaction Documents, if the Investor is holding any Shares at the time of the disclosure of material, non-public information, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company, any of its Subsidiaries, or any of their respective directors, officers, employees or agents. The Investor shall not have any liability to the Company, any of its Subsidiaries, or any of their respective directors, officers, employees, shareholders or agents, for any such disclosure.

Section 6.13. Broker-Dealer. The Investor shall use one or more broker-dealers (which may be by the Investor or an Affiliate of the Investor) to effectuate all sales, if any, of the Securities that it may purchase or otherwise acquire from the Company pursuant to the Transaction Documents, as applicable, which (or whom) shall be a DTC participant (collectively, the “Broker-Dealer”). The Investor shall, from time to time, provide the Company and the Company’s transfer agent with all information regarding the Broker-Dealer reasonably requested by the Company. The Investor shall be solely responsible for all fees and commissions of the Broker-Dealer (if any), which shall not exceed customary brokerage fees and commissions and shall be responsible for designating only a DTC participant eligible to receive DWAC Shares.

Section 6.14. Reserved.

Section 6.15. Reserved.

Section 6.16. Delivery of Compliance Certificates, Bring-Down Negative Assurance Letters and Bring-Down Comfort Letters Upon Occurrence of Certain Events. Within three (3) Trading Days immediately following: (i) each date on which the Company files with the Commission (A) an annual report on Form 20-F under the Exchange Act, (B) a Form 20-F/A containing amended (or restated) financial information or a material amendment to a previously filed annual report on Form 20-F, or (C) a Report of Foreign Private Issuer on Form 6-K containing (i) amended (or restated) financial information or (ii) unaudited interim financial information; and (ii) the effective date of (A) each post-effective amendment to the Initial Registration Statement, (B) each New Registration Statement and (C) each post-effective amendment to each New Registration Statement, or (iii) the filing of any Prospectus or any Prospectus Supplement, and in any case, not more than once per calendar quarter (each, a “Representation Date”), the Company shall (I) deliver to the Investor a Compliance Certificate, dated the date of delivery to the Investor, (II) cause to be furnished to the Investor an opinion and negative assurance letter “bring-down” from outside counsel to the Company, dated the date of delivery to the Investor, substantially in the form mutually agreed to by the Company and the Investor prior to the date of this Agreement, modified, as necessary, to relate to such post-effective amendment to the Initial Registration Statement, or such New Registration Statement, or such post-effective amendment to a New Registration Statement, the filing of any Prospectus or Prospectus Supplement (each, a “Bring-Down Negative Assurance Letter”) and (III) other than with respect to a Representation Date pursuant to clause (i)(C) above, cause to be furnished to the Investor a customary “comfort letter” provided by the Accountant, or a successor independent registered public accounting firm for the Company (as applicable), dated the date of delivery to the Investor, substantially in the form, scope and substance as the information contained in the Initial Comfort Letter (to the extent such information is then applicable), stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters covered by the Initial Comfort Letter (to the extent such financial information or other matters are then applicable), modified, as necessary, to address such new, amended or restated financial information contained in any of the Commission Documents referred to in clause (i) above or to relate to a New Registration Statement or a post-effective amendment to the Initial Registration Statement or a New Registration Statement, or the Prospectus contained in a Registration Statement or post-effective amendment as then amended or supplemented by any Prospectus Supplement thereto as of the date of such letter, as applicable (each, a “Bring-Down Comfort Letter”). The requirement to provide the documents identified in the previous sentence shall be tolled with respect to any Representation Date, if (A) the Company has given written notice to the Investor (with a copy to its counsel) in accordance with Section 10.4, not later than one (1) Trading Day prior to the applicable Representation Date, of the Company’s decision to suspend delivery of VWAP Purchase Notices for future VWAP Purchases (each, a “Future Purchase Suspension”) (it being hereby acknowledged and agreed that no Future Purchase Suspension shall limit, alter, modify, change or otherwise affect any of the Company’s or the Investor’s rights or obligations under the Transaction Documents with respect to any pending VWAP Purchase that has not been fully settled in accordance with the terms and conditions of this Agreement, and that the parties shall fully perform their respective obligations with respect to any such pending VWAP Purchase under the Transaction Documents), and (B) such Representation Date does not occur during the period beginning on the Trading Day immediately preceding the Purchase Date for a VWAP Purchase and ending on the third (3rd) Trading Day following the date of full settlement thereof and the issuance to the Investor of all of the Shares that are issuable to the Investor pursuant to such VWAP Purchase, which tolling shall continue until the earlier to occur of (1) the Trading Day immediately preceding the Purchase Date for a VWAP Purchase, which for such calendar quarter shall be considered a Representation Date, and (2) the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to deliver a VWAP Purchase Notice following a Representation Date when a Future Purchase Suspension was in effect and did not provide the Investor with the documents identified in clauses (I), (II) and (III) of the first sentence of this Section 6.16, then prior to the Company’s delivery to the Investor of such VWAP Purchase Notice on a Purchase Date, the Company shall provide the Investor with the documents identified in clauses (I), (II) and (III) of the first sentence of this Section 6.16, dated as of the applicable Purchase Date.

Article VII
CONDITIONS TO CLOSING, COMMENCEMENT AND PURCHASES

Section 7.1. Conditions Precedent to Closing. The Closing is subject to the satisfaction of each of the conditions set forth in this Section 7.1 on the Closing Date.

(i) Accuracy of the Investor’s Representations and Warranties. The representations and warranties of the Investor contained in this Agreement (a) that are not qualified by “materiality” shall be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality” shall be true and correct as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(ii) Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company contained in this Agreement (a) that are not qualified by “materiality” or “Material Adverse Effect” shall be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality” or “Material Adverse Effect” shall be true and correct as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(iii) Payment of Investor Legal Fee Expense Reimbursement; Issuance of Commitment Shares. On or prior to the Closing Date, but no later than 4:00 p.m., New York City time on the Closing Date, the Company shall have initiated by wire transfer of immediately available funds to an account designated by the Investor (or the Investor’s counsel) on or prior to the date hereof, the Investor Legal Fee Expense Reimbursement in accordance with Section 10.1(i), all of which Investor Legal Fee Expense Reimbursement shall be fully earned and non-refundable as of the Closing Date, regardless of whether the Commencement occurs or whether any VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement. On the Closing Date, the Company shall deliver irrevocable instructions to its transfer agent to issue to the Investor, not later than 4:00 p.m. (New York City time) on the closing date of the transactions contemplated by the Purchase Agreement, a certificate or book-entry statement representing the Commitment Shares in the name of the Investor or its designee (in which case such designee name shall have been provided to the Company prior to the Closing Date), in consideration for the Investor’s execution and delivery of this Agreement. Such certificate or book-entry statement shall be delivered to the Investor by email and by overnight courier at its address set forth in Section 10.4 hereof. For the avoidance of doubt, all of the Commitment Shares shall be fully earned as of the Closing Date, regardless of whether the Commencement occurs or whether any VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement. Upon issuance pursuant to this Section 7.1, the Commitment Shares shall constitute “restricted securities” as such term is defined in Rule 144(a)(3) under the Securities Act and the certificate or book-entry statement representing the Commitment Shares shall bear the restrictive legend set forth below:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.

(iv) Closing Deliverables. At the Closing, counterpart signature pages of this Agreement and the Registration Rights Agreement executed by each of the parties hereto shall be delivered as provided in Section 2.2. On or prior to the closing date of the Purchase Agreement, the Investor’s counsel shall have received the opinions of outside counsel to the Company, dated as of the date of delivery of such opinions, in the forms mutually agreed to by the Company and the Investor; and substantially simultaneously with the execution and delivery of this Agreement and the Registration Rights Agreement, the Investor’s counsel shall have received (a) the closing certificate from the Company, dated the Closing Date, in the form of Exhibit B hereto, and (b) a copy of the irrevocable instructions to the Company’s transfer agent regarding the issuance to the Investor or its designee of the certificate(s) or book-entry statement(s) representing the Commitment Shares pursuant to and in accordance with Section 7.1(iii) hereof.

Section 7.2. Conditions Precedent to Commencement. The right of the Company to commence delivering VWAP Purchase Notices under this Agreement, and the obligation of the Investor to accept VWAP Purchase Notices timely delivered to the Investor by the Company under this Agreement, are subject to the initial satisfaction, at Commencement, of each of the conditions set forth in this Section 7.2.

(i) Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company contained in this Agreement (a) that are not qualified by “materiality” or “Material Adverse Effect” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Commencement Date with the same force and effect as if made on such date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality” or “Material Adverse Effect” shall have been true and correct when made and shall be true and correct as of the Commencement Date with the same force and effect as if made on such date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(ii) Performance of the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to the Commencement. The Company shall deliver to the Investor on the Commencement Date the compliance certificate substantially in the form attached hereto as Exhibit C (the “Compliance Certificate”).

(iii) Initial Registration Statement Effective. The Initial Registration Statement covering the resale by the Investor of the Registrable Securities included therein required to be filed by the Company with the Commission pursuant to Section 2(a) of the Registration Rights Agreement shall have been declared effective under the Securities Act by the Commission, and the Investor shall be permitted to utilize the Prospectus therein to resell (i) all of the Commitment Shares and (ii) all of the Shares included in such Prospectus.

(iv) No Material Notices. None of the following events shall have occurred and be continuing: (a) receipt of any request by the Commission or any other Governmental Entity for any additional information relating to the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto, or for any amendment of or supplement to the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto; (b) the issuance by the Commission or any other Governmental Entity of any stop order suspending the effectiveness of the Initial Registration Statement or prohibiting or suspending the use of the Prospectus contained therein or any Prospectus Supplement thereto, or of the suspension of qualification or exemption from qualification of the Securities for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; or (c) the occurrence of any event or the existence of any condition or state of facts, which makes any statement of a material fact made in the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto untrue or which requires the making of any additions to or changes to the statements then made in the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus or any Prospectus Supplement, in light of the circumstances under which they were made) not misleading, or which requires an amendment to the Initial Registration Statement or a supplement to the Prospectus contained therein or any Prospectus Supplement thereto to comply with the Securities Act, any applicable state securities laws or any other law. The Company shall have no Knowledge of any event that could reasonably be expected to have the effect of causing the suspension of the effectiveness of the Initial Registration Statement or the prohibition or suspension of the use of the Prospectus contained therein or any Prospectus Supplement thereto in connection with the resale of the Registrable Securities by the Investor.

(v) Other Commission Filings. The Current Report and the Form D shall have been filed with the Commission as required pursuant to Section 2.3. The final Prospectus included in the Initial Registration Statement shall have been filed with the Commission prior to Commencement in accordance with Section 2.3 and the Registration Rights Agreement. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, including all material required to have been filed pursuant to Section 13(a) or 15(d) of the Exchange Act, prior to Commencement shall have been filed with the Commission.

(vi) No Suspension of Trading in or Notice of Delisting of Ordinary Shares. Trading in the Ordinary Shares shall not have been suspended by the Commission, the Trading Market or FINRA (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Commencement Date), the Company shall not have received any final and non-appealable notice that the listing or quotation of the Ordinary Shares on the Trading Market shall be terminated on a date certain (unless, prior to such date certain, the Ordinary Shares is listed or quoted on any other Eligible Market), nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Ordinary Shares, electronic trading or book-entry services by DTC with respect to the Ordinary Shares that is continuing, the Company shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Ordinary Shares, electronic trading or book-entry services by DTC with respect to the Ordinary Shares is being imposed or is contemplated (unless, prior to such suspension or restriction, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension or restriction).

(vii) Compliance with Laws. The Company shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the Company shall have obtained all permits and qualifications required by any applicable state securities or “Blue Sky” laws for the offer and sale of the Securities by the Company to the Investor and the subsequent resale of the Registrable Securities by the Investor (or shall have the availability of exemptions therefrom).

(viii) No Injunction. No statute, regulation or Order shall have been enacted, entered, promulgated, threatened or endorsed by any court or Governmental Entity of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents.

(ix) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any court or Governmental Entity shall have been commenced, and no inquiry or investigation by any Governmental Entity shall have been commenced, against the Company or any Subsidiary, or any of the officers, directors or Affiliates of the Company or any Subsidiary, seeking to restrain, prevent or change the transactions contemplated by the Transaction Documents, or seeking material damages in connection with such transactions.

(x) Listing of Securities. All of the Securities that have been and may be issued pursuant to this Agreement shall have been approved for listing or quotation on the Trading Market (or on an Eligible Market) as of the Commencement Date, subject only to notice of issuance.

(xi) No Material Adverse Effect. No condition, occurrence, state of facts or event constituting a Material Adverse Effect shall have occurred and be continuing.

(xii) No Bankruptcy Proceedings. No Person shall have commenced a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law. The Company shall not have, pursuant to or within the meaning of any Bankruptcy Law, (a) commenced a voluntary case, (b) consented to the entry of an Order for relief against it in an involuntary case, (c) consented to the appointment of a Custodian of the Company or for all or substantially all of its property, or (d) made a general assignment for the benefit of its creditors. A court of competent jurisdiction shall not have entered an Order or decree under any Bankruptcy Law that (I) is for relief against the Company in an involuntary case, (II) appoints a Custodian of the Company or for all or substantially all of its property, or (III) orders the liquidation of the Company.

(xiii) No Event of Default. No Event of Default (as defined in the Purchase Agreement) shall have occurred or be continuing under the Notes (as defined in the Purchase Agreement) issued pursuant to the Purchase Agreement.

(xiv) Delivery of Commencement Irrevocable Transfer Agent Instructions and Notice of Effectiveness. On the Effective Date of the Initial Registration Statement and prior to Commencement, the Company shall deliver or cause to be delivered to its transfer agent (and thereafter, shall deliver or cause to be delivered to any subsequent transfer agent of the Company), (i) irrevocable instructions executed by the Company and acknowledged in writing by the Company’s transfer agent (the “Commencement Irrevocable Transfer Agent Instructions”) and (ii) the notice of effectiveness relating to the Initial Registration Statement (the “Notice of Effectiveness”), in each case directing the Company’s transfer agent to (A) issue to the Investor or its designees all of the Shares included in the Initial Registration Statement as DWAC Shares, at the time(s) the Shares (if any) are required to be so issued on or after the Effective Date of the Initial Registration Statement, and (B) remove restrictive legends from certificates or the book-entry records, representing the Commitment Shares, in each case, in accordance with this Agreement and the Registration Rights Agreement.

(xv) Reservation of Shares. As of the Commencement Date, the Company shall have reserved out of its authorized and unissued Ordinary Shares, a sufficient number of Ordinary Shares solely for the purpose of issuing Shares pursuant to VWAP Purchases that may be effected by the Company, in its sole discretion, from and after the Commencement Date under this Agreement.

(xvi) Opinions and Negative Assurances of Company Counsel. On the Commencement Date, the Investor shall have received the opinions and negative assurances from outside counsel to the Company, dated the Commencement Date, in the forms mutually agreed to by the Company and the Investor prior to the date of this Agreement.

(xvii) Initial Comfort Letter of Company Auditor. On the Commencement Date, the Investor shall have received from the Accountant, or a successor independent registered public accounting firm for the Company (as applicable), a letter dated the Commencement Date and addressed to the Investor, in substantially the form, scope and substance mutually agreed to by the Company and the Investor (i) confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the Public Company Accounting Oversight Board, and (ii) stating the conclusions and findings of such firm with respect to the audited and unaudited financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus (as supplemented by any Prospectus Supplement filed with the Commission on or prior to the Commencement Date), and certain other matters customarily covered by auditor “comfort letters,” except that the specific date referred to therein for the carrying out of procedures shall be no more than three (3) Trading Days prior to the Commencement Date (the “Initial Comfort Letter”).

Section 7.3. Conditions Precedent to Purchases after Commencement Date. The right of the Company to deliver VWAP Purchase Notices under this Agreement after the Commencement Date, and the obligation of the Investor to accept VWAP Purchase Notices timely delivered to the Investor by the Company under this Agreement after the Commencement Date, are subject to the satisfaction of each of the conditions set forth in this Section 7.3, with respect to a VWAP Purchase Notice for a VWAP Purchase that is timely delivered by the Company to the Investor in accordance with this Agreement, as of the VWAP Purchase Commencement Time of the applicable VWAP Purchase Period for such VWAP Purchase to be effected pursuant to such VWAP Purchase Notice, at which time all such conditions must be satisfied, a “Purchase Condition Satisfaction Time”).

(i) Satisfaction of Certain Prior Conditions. Each of the conditions set forth in subsections (i), (ii), and (vii) through (xiv) set forth in Section 7.2 shall be satisfied at the applicable Purchase Condition Satisfaction Time after the Commencement Date (with the terms “Commencement” and “Commencement Date” in the conditions set forth in subsections (i) and (ii) of Section 7.2 replaced with “applicable Purchase Condition Satisfaction Time”); provided, however, that the Company shall not be required to deliver the Compliance Certificate after the Commencement Date, except as provided in Section 6.16 and Section 7.3(x).

(ii) Initial Registration Statement Effective. The Initial Registration Statement covering the resale by the Investor of the Registrable Securities included therein filed by the Company with the Commission pursuant to Section 2(a) of the Registration Rights Agreement, and any post-effective amendment thereto required to be filed by the Company with the Commission after the Commencement Date and prior to the applicable Purchase Date pursuant to the Registration Rights Agreement, in each case shall have been declared effective under the Securities Act by the Commission and shall remain effective for the applicable Registration Period, and the Investor shall be permitted to utilize the Prospectus therein, and any Prospectus Supplement thereto, to resell (a) all of the Commitment Shares, (b) all of the Shares included in the Initial Registration Statement, and any post-effective amendment thereto, that have been issued and sold to the Investor hereunder pursuant to all VWAP Purchase Notices delivered by the Company to the Investor prior to such applicable Purchase Date and (c) all of the Shares included in the Initial Registration Statement, and any post-effective amendment thereto, that are issuable pursuant to the applicable VWAP Purchase Notice delivered by the Company to the Investor with respect to a VWAP Purchase to be effected hereunder on such applicable Purchase Date.

(iii) Any Required New Registration Statement Effective. Any New Registration Statement covering the resale by the Investor of the Registrable Securities included therein, and any post-effective amendment thereto, required to be filed by the Company with the Commission pursuant to the Registration Rights Agreement after the Commencement Date and prior to the applicable Purchase Date for such VWAP Purchase, in each case shall have been declared effective under the Securities Act by the Commission and shall remain effective for the applicable Registration Period, and the Investor shall be permitted to utilize the Prospectus therein, and any Prospectus Supplement thereto, to resell (a) all of the Commitment Shares (if any) included in such New Registration Statement, and any post-effective amendment thereto, (b) all of the Shares included in such New Registration Statement, and any post-effective amendment thereto, that have been issued and sold to the Investor hereunder pursuant to all VWAP Purchase Notices delivered by the Company to the Investor prior to such applicable Purchase Date and (c) all of the Shares included in such new Registration Statement, and any post-effective amendment thereto, that are issuable pursuant to the applicable VWAP Purchase Notice delivered by the Company to the Investor with respect to a VWAP Purchase to be effected hereunder on such applicable Purchase Date.

(iv) Delivery of Subsequent Irrevocable Transfer Agent Instructions and Notice of Effectiveness. With respect to any post-effective amendment to the Initial Registration Statement, any New Registration Statement or any post-effective amendment to any New Registration Statement, in each case declared effective by the Commission after the Commencement Date, the Company shall deliver or cause to be delivered to its transfer agent (and thereafter, shall deliver or cause to be delivered to any subsequent transfer agent of the Company) (i) irrevocable instructions in the form substantially similar to the Commencement Irrevocable Transfer Agent Instructions executed by the Company and acknowledged in writing by the Company’s transfer agent and (ii) the Notice of Effectiveness, in each case modified as necessary to refer to such Registration Statement or post-effective amendment and the Registrable Securities included therein, to issue the Registrable Securities included therein as DWAC Shares, at the time(s) such Registrable Securities (if any) are required to be so issued on or after the Effective Date thereof, in each case in accordance with the terms of this Agreement and the Registration Rights Agreement.

(v) No Material Notices. None of the following events shall have occurred and be continuing: (a) receipt of any request by the Commission or any other Governmental Entity for any additional information relating to the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto, or for any amendment of or supplement to the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto; (b) the issuance by the Commission or any other Governmental Entity of any stop order suspending the effectiveness of the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or prohibiting or suspending the use of the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto, or of the suspension of qualification or exemption from qualification of the Securities for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; (c) the objection of FINRA to the terms of the transactions contemplated by the Transaction Documents or (d) the occurrence of any event or the existence of any condition or state of facts, which makes any statement of a material fact made in the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto untrue or which requires the making of any additions to or changes to the statements then made in the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus or any Prospectus Supplement, in light of the circumstances under which they were made) not misleading, or which requires an amendment to the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto to comply with the Securities Act, any applicable state securities laws or any other law (other than the transactions contemplated by the applicable VWAP Purchase Notice delivered by the Company to the Investor with respect to a VWAP Purchase, to be effected hereunder on such applicable Purchase Date and the settlement thereof). The Company shall have no Knowledge of any event that could reasonably be expected to have the effect of causing the suspension of the effectiveness of the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the prohibition or suspension of the use of the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto in connection with the resale of the Registrable Securities by the Investor.

(vi) Other Commission Filings. The final Prospectus included in any post-effective amendment to the Initial Registration Statement, and any Prospectus Supplement thereto, required to be filed by the Company with the Commission pursuant to Section 2.3 and the Registration Rights Agreement after the Commencement Date and prior to the applicable Purchase Date for such VWAP Purchase, shall have been filed with the Commission in accordance with Section 2.3 and the Registration Rights Agreement. The final Prospectus included in any New Registration Statement and in any post-effective amendment thereto, and any Prospectus Supplement thereto, required to be filed by the Company with the Commission pursuant to Section 2.3 and the Registration Rights Agreement after the Commencement Date and prior to the applicable Purchase Date for such VWAP Purchase, shall have been filed with the Commission in accordance with Section 2.3 and the Registration Rights Agreement. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, including all material required to have been filed pursuant to Section 13(a) or 15(d) of the Exchange Act, after the Commencement Date and prior to the applicable Purchase Date for such VWAP Purchase, shall have been filed with the Commission and, if any Registrable Securities are covered by a Registration Statement on Form F-3, such filings shall have been made within the applicable time period prescribed for such filing under the Exchange Act.

(vii) No Suspension of Trading in or Notice of Delisting of Ordinary Shares. Trading in the Ordinary Shares shall not have been suspended by the Commission, the Trading Market (or Eligible Market, as applicable) or FINRA (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the applicable Purchase Date, the Company shall not have received any final and non-appealable notice that the listing or quotation of the Ordinary Shares on the Trading Market (or Eligible Market, as applicable) shall be terminated on a date certain (unless, prior to such date certain, the Ordinary Shares is listed or quoted on any other Eligible Market), nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Ordinary Shares, electronic trading or book-entry services by DTC with respect to the Ordinary Shares that is continuing, the Company shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Ordinary Shares, electronic trading or book-entry services by DTC with respect to the Ordinary Shares is being imposed or is contemplated (unless, prior to such suspension or restriction, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension or restriction).

(viii) Certain Limitations. The issuance and sale of the Shares issuable pursuant to the applicable VWAP Purchase Notice shall not (a) exceed the VWAP Purchase Maximum Amount applicable to such VWAP Purchase Notice, (b) cause the aggregate number of Ordinary Shares issued pursuant to this Agreement to exceed the Total Commitment or (c) cause the Investor to beneficially own (under Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) Ordinary Shares in excess of the Beneficial Ownership Limitation. The VWAP Purchase Period for any prior VWAP Purchase shall have been completed.

(ix) Shares Authorized and Delivered. All of the Shares issuable pursuant to the applicable VWAP Purchase Notice shall have been duly authorized by all necessary corporate action of the Company. All Shares relating to all prior VWAP Purchase Notices required to have been received by the Investor as DWAC Shares under this Agreement prior to the applicable Purchase Condition Satisfaction Time for the applicable VWAP Purchase shall have been delivered to the Investor as DWAC Shares in accordance with this Agreement.

(x) Bring-Down Negative Assurance Letters; Bring-Down Comfort Letters and Compliance Certificates. The Investor shall have received (a) all Bring-Down Negative Assurance Letters from outside counsel to the Company, which the Company was obligated to instruct its outside counsel to deliver to the Investor prior to the applicable Purchase Condition Satisfaction Time for the applicable VWAP Purchase, (b) a Bring-Down Comfort Letter from the Accountant, or a successor independent registered public accounting firm for the Company (as applicable), which the Company was obligated to instruct such firm to deliver to the Investor prior to the applicable Purchase Condition Satisfaction Time for the applicable VWAP Purchase, and (c) all Compliance Certificates from the Company that the Company was obligated to deliver to the Investor prior to the applicable Purchase Condition Satisfaction Time for the applicable VWAP Purchase, in each case in accordance with Section 6.16.

(xi) Material Non-Public Information. Neither the Company nor, in the Investor’s sole discretion, the Investor, shall be in possession of any material non-public information concerning the Company.

(xii) Variable Rate Transaction. No Variable Rate Transaction shall have been entered into by the Company except for as in accordance with Section 6.6(ii).

Article VIII
TERMINATION

Section 8.1. Automatic Termination. Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earliest to occur of (i) the first day of the month next following the 24-month anniversary of the Effective Date, (ii) the date on which the Investor shall have purchased from the Company, pursuant to all VWAP Purchases that have occurred and fully settled pursuant to this Agreement, an aggregate number of Shares for a total aggregate gross purchase price to the Company equal to the Total Commitment, (iii) the date on which the Ordinary Shares shall have failed to be listed or quoted on the Trading Market or any Eligible Market for a period of one (1) Trading Day, (iv) the thirtieth (30th) Trading Day next following the date on which, pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, in each case that is not discharged or dismissed prior to such thirtieth (30th) Trading Day, and (v) the date on which, pursuant to or within the meaning of any Bankruptcy Law, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors (the “Term”).

Section 8.2. Other Termination. Subject to Section 8.3, the Company may terminate this Agreement after the Commencement Date effective upon five (5) Trading Days’ prior written notice to the Investor in accordance with Section 10.4; provided, however, that (i) the Company shall have (A) issued all of the Commitment Shares required to be issued to the Investor pursuant to Section 7.1 of this Agreement, (B) paid the Investor Legal Fee Reimbursement required to be paid to the Investor pursuant to Section 10.1(i) of this Agreement, in each case in this clause (i) prior to such termination, and (ii) prior to issuing any press release, or making any public statement or announcement, with respect to such termination, the Company shall consult with the Investor and its counsel on the form and substance of such press release or other disclosure. Subject to Section 8.3, this Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent. Subject to Section 8.3, the Investor shall have the right to terminate this Agreement effective upon five (5) Trading Days’ prior written notice to the Company in accordance with Section 10.4, if: (a) any condition, occurrence, state of facts or event constituting a Material Adverse Effect has occurred and is continuing; (b) a Fundamental Transaction shall have occurred; (c) the Initial Registration Statement and any New Registration Statement is not filed by the applicable Filing Deadline therefor or declared effective by the Commission by the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement) therefor, or the Company is otherwise in breach or default in any material respect under any of the other provisions of the Registration Rights Agreement, and, if such failure, breach or default is capable of being cured, such failure, breach or default is not cured within ten (10) Trading Days after notice of such failure, breach or default is delivered to the Company pursuant to Section 10.4; (d) while a Registration Statement, or any post-effective amendment thereto, is required to be maintained effective pursuant to the terms of the Registration Rights Agreement and the Investor holds any Registrable Securities, the effectiveness of such Registration Statement, or any post-effective amendment thereto, lapses for any reason (including, without limitation, the issuance of a stop order by the Commission) or such Registration Statement or any post-effective amendment thereto, the Prospectus contained therein or any Prospectus Supplement thereto otherwise becomes unavailable to the Investor for the resale of all of the Registrable Securities included therein in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of forty-five (45) consecutive Trading Days or for more than an aggregate of ninety (90) Trading Days in any 365-day period, other than due to acts of the Investor; (e) trading in the Ordinary Shares on the Trading Market (or if the Ordinary Shares is then listed on any Eligible Market, trading in the Ordinary Shares on any such Eligible Market) shall have been suspended and such suspension continues for a period of five (5) consecutive Trading Days; or (f) the Company is in material breach or default of this Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within ten (10) Trading Days after notice of such breach or default is delivered to the Company pursuant to Section 10.4. Unless notification thereof is required elsewhere in this Agreement (in which case such notification shall be provided in accordance with such other provision), the Company shall promptly (but in no event later than twenty-four (24) hours) notify the Investor (and, if required under applicable law, including, without limitation, Regulation FD promulgated by the Commission, or under the applicable rules and regulations of the Trading Market (or Eligible Market, as applicable), the Company shall publicly disclose such information in accordance with Regulation FD and the applicable rules and regulations of the Trading Market (or Eligible Market, as applicable)) upon becoming aware of any of the events set forth in the immediately preceding sentence.

Section 8.3. Effect of Termination. In the event of termination by the Company or the Investor (other than by mutual termination) pursuant to Section 8.2, written notice thereof shall forthwith be given to the other party as provided in Section 10.4 and the transactions contemplated by this Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in Section 8.1 or Section 8.2, this Agreement shall become void and of no further force and effect, except that (i) the provisions of Article V (Representations, Warranties and Covenants of the Company), Article IX (Indemnification), Article X (Miscellaneous) and this Article VIII (Termination) shall remain in full force and effect indefinitely notwithstanding such termination, and, (ii) so long as the Investor owns any Securities, the covenants and agreements of the Company contained in Article VI (Additional Covenants) shall remain in full force and notwithstanding such termination for a period of six (6) months following such termination. Notwithstanding anything in this Agreement to the contrary, no termination of this Agreement by any party shall (i) become effective prior to the fifth (5th) Trading Day immediately following the settlement date related to any pending VWAP Purchase that has not been fully settled in accordance with the terms and conditions of this Agreement (it being hereby acknowledged and agreed that no termination of this Agreement shall limit, alter, modify, change or otherwise affect any of the Company’s or the Investor’s rights or obligations under the Transaction Documents with respect to any pending VWAP Purchase, and that the parties shall fully perform their respective obligations with respect to any such pending VWAP Purchase, (ii) limit, alter, modify, change or otherwise affect the Company’s or the Investor’s rights or obligations under the Registration Rights Agreement, all of which shall survive any such termination, (iii) affect any Commitment Shares issued or issuable to the Investor, all of which Commitment Shares shall be fully earned as of the Closing Date, regardless of whether the Commencement shall have occurred, whether any VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement and (iv) affect the Investor Legal Fee Expense Reimbursement payable or paid to the Investor (or the Investor’s counsel), all of which Investor Legal Fee Expense Reimbursement shall be fully earned by the Investor and non-refundable when paid on the Closing Date pursuant to Section 10.1(i), regardless of whether the Commencement shall have occurred, whether any VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement, regardless of whether any VWAP Purchases are effected by the Company or settled hereunder or any subsequent termination of this Agreement. Nothing in this Section 8.3 shall be deemed to release the Company or the Investor from any liability for any breach or default under this Agreement, the Registration Rights Agreement or any of the other Transaction Documents to which it is a party, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under this Agreement, the Registration Rights Agreement or any of the other the Transaction Documents to which it is a party.

Article IX
INDEMNIFICATION

Section 9.1. Indemnification of Investor. In consideration of the Investor’s execution and delivery of this Agreement and acquiring the Securities hereunder and in addition to all of the Company’s other obligations under the Transaction Documents to which it is a party, subject to the provisions of this Section 9.1, the Company shall indemnify and hold harmless the Investor, its Affiliates, each of their respective directors, officers, shareholders, members, partners, employees, representatives, agents and advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title), each Person, if any, who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act), and the respective directors, officers, shareholders, members, partners, employees, representatives, agents and advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons (each, an “Investor Party”), from and against all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses (including all judgments, amounts paid in settlement, court costs, reasonable attorneys’ fees and reasonable costs of defense and investigation) (collectively, “Damages”) that any Investor Party may suffer or incur as a result of or relating to or arising out of or based upon (a) any untrue statement or alleged untrue statement of a material fact contained in any Commission Document (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any Commission Document, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (b) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement, the Registration Rights Agreement or in the other Transaction Documents to which it is a party or (c) any action, suit, claim or proceeding (including for these purposes a derivative action brought on behalf of the Company) instituted against such Investor Party arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents; provided, however, that (x) the foregoing indemnity shall not apply to any Damages to the extent, but only to the extent, that (i) a court of competent jurisdiction shall have determined by a final judgment (from which no further appeals are available) that such Damages resulted directly and primarily from any acts or failures to act, undertaken or omitted to be taken by such Investor Party through its fraud, bad faith, gross negligence, or willful or reckless misconduct or (ii) such Damages are arising out of an untrue statement or omission, or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by the Investor expressly for use in connection with the preparation of the Registration Statement, Prospectus or Prospectus Supplement or any such amendment thereof or supplement thereto (it being hereby acknowledged and agreed that the written information set forth on Exhibit B to the Registration Rights Agreement is the only written information furnished to the Company by or on behalf of the Investor expressly for use in any Registration Statement, Prospectus or Prospectus Supplement).

The Company shall reimburse any Investor Party promptly upon demand (with accompanying presentation of documentary evidence) for all legal and other costs and expenses reasonably incurred by such Investor Party in connection with (i) any action, suit, claim or proceeding, whether at law or in equity, to enforce compliance by the Company with any provision of the Transaction Documents or (ii) any other any action, suit, claim or proceeding, whether at law or in equity, with respect to which it is entitled to indemnification under this Section 9.1; provided that the Investor shall promptly reimburse the Company for all such legal and other costs and expenses to the extent a court of competent jurisdiction determines through a final, non-appealable determination that any Investor Party was not entitled to such reimbursement.

An Investor Party’s right to indemnification or other remedies based upon the representations, warranties, covenants and agreements of the Company set forth in the Transaction Documents shall not in any way be affected by any investigation or knowledge of such Investor Party. Such representations, warranties, covenants and agreements shall not be affected or deemed waived by reason of the fact that an Investor Party knew or should have known that any representation or warranty might be inaccurate or that the Company failed to comply with any agreement or covenant. Any investigation by such Investor Party shall be for its own protection only and shall not affect or impair any right or remedy hereunder.

To the extent that the foregoing undertakings by the Company set forth in this Section 9.1 may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Damages which is permissible under applicable law, provided that in no event shall the Investor be obligated to contribute any amount in excess of the fees it actually received pursuant to this Agreement.

Section 9.2. Indemnification Procedures. Promptly after an Investor Party receives notice of a claim or the commencement of an action for which the Investor Party intends to seek indemnification under Section 9.1, the Investor Party will notify the Company in writing of the claim or commencement of the action, suit or proceeding; provided, however, that failure to notify the Company will not relieve the Company from liability under Section 9.1, except to the extent it has been materially prejudiced by the failure to give notice. The Company will be entitled to participate in the defense of any claim, action, suit or proceeding as to which indemnification is being sought, and if the Company acknowledges in writing the obligation to indemnify the Investor Party against whom the claim or action is brought, the Company may (but will not be required to) assume the defense against the claim, action, suit or proceeding with counsel satisfactory to it. After the Company notifies the Investor Party that the Company wishes to assume the defense of a claim, action, suit or proceeding, the Company will not be liable for any further legal or other expenses incurred by the Investor Party in connection with the defense against the claim, action, suit or proceeding unless (1) the employment of counsel by the Investor Party has been authorized in writing by the Company, (2) the Investor Party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or another Investor Party that are different from or in addition to those available to the Company, (3) a conflict or potential conflict exists (based on advice of counsel to the Investor Party) between an Investor Party and the Company (in which case the Company will not have the right to direct the defense of such action on behalf of the Investor Party) or (4) the Company has not in fact employed counsel to assume the defense of such action or counsel reasonably satisfactory to Investor Party, in each case, within a reasonable time after receiving notice of the commencement of the action; in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the Company. It is understood that the Company shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm (plus local counsel) admitted to practice in such jurisdiction at any one time for all such similarly situated Investor Parties. The Company will not be liable for any settlement of any action effected without its prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. The Company shall not, without the prior written consent of each Investor Party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this section (whether or not any Investor Party is a party thereto), unless such settlement, compromise or consent (1) includes an express and unconditional release of each Investor Party, in form and substance reasonably satisfactory to such Investor Party, from all liability arising out of such litigation, investigation, proceeding or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Investor Party.

The remedies provided for in this Article IX are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Investor Party at law or in equity.

Article X
MISCELLANEOUS

Section 10.1. Certain Fees and Expenses; Commitment Fee; Commencement Irrevocable Transfer Agent Instructions.

(i) Certain Fees and Expenses. Each party shall bear its own fees and expenses related to the transactions contemplated by this Agreement; provided, however, that the Company shall pay, by wire transfer of immediately available funds to an account designated by the Investor, (A)(i) immediately prior to the signing of this Agreement but no later than 4:00 p.m., New York City time on the Closing Date, an amount equal to $25,000 and (ii) upon the execution of the Transaction Documents, but no later than 4:00 p.m., New York City time on the Closing Date, an additional $25,000 for the Investor’s reasonable out-of-pocket expenses, including the legal fees and disbursements of the Investor’s legal counsel incurred by the Investor in connection with the preparation, negotiation, execution and delivery of the Transaction Documents by the Investor and its due diligence investigation of the Company (such amounts collectively, the “Investor Legal Fee Reimbursement Expense”) and (B) $10,000 per fiscal quarter in connection with the Investor’s ongoing due diligence and review of the deliverables under Section 6.16. For the avoidance of doubt, the Investor Expense Reimbursement, shall be non-refundable when paid, regardless of whether any VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement. The Company shall pay all U.S. federal, state and local stamp and other similar transfer and other taxes and duties levied in connection with issuance of the Securities pursuant hereto.

Section 10.2. Specific Enforcement, Consent to Jurisdiction, Waiver of Jury Trial.

(i) The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that either party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other party and to enforce specifically the terms and provisions hereof (without the necessity of showing economic loss and without any bond or other security being required), this being in addition to any other remedy to which either party may be entitled by law or equity.

(ii) Each of the Company and the Investor (a) hereby irrevocably submits to the jurisdiction of the U.S. District Court and other courts of the United States sitting in The City of New York, Borough of Manhattan, State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement, and (b) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Investor consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 10.2 shall affect or limit any right to serve process in any other manner permitted by law.

(iii) EACH OF THE COMPANY AND THE INVESTOR HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR DISPUTES RELATING HERETO. EACH OF THE COMPANY AND THE INVESTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.2.

Section 10.3. Entire Agreement. The Transaction Documents set forth the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written, with respect to such matters. There are no promises, undertakings, representations or warranties by either party relative to the subject matter hereof not expressly set forth in the Transaction Documents.

Section 10.4. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or electronic mail delivery at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The address for such communications shall be:

If to the Company:

DDC Enterprise Limited.

368 9th Ave., 6th Floor

New York, New York 10001,

Telephone Number: 852 2803 0688

Attention: Norma Ka Yin Chu, Chief Executive Officer

With a copy (which shall not constitute notice) to:

Travers Thorp Alberga

3605 Tower Two, Lippo Centre

89 Queensway, Hong Kong

Telephone Number: +852 3582 4847

Email: rng@traversthorpalberga.com

Attention: Raymond Ng, Esq.

and

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

Telephone Number: (310) 728-5129

Email: lvenick@loeb.com

Attention: Lawrence Venick, Esq.

If to the Co-Investors:

181 Bay Street, Suite 4200

Toronto, Ontario, Canada

M5J 2T3

Email: anathoo@ansonfunds.com

Attention: Amin Nathoo

With a copy (which shall not constitute notice) to:

Haynes and Boone, LLP

30 Rockefeller Center, 26th Floor

New York, NY 10112

Telephone Number: (212) 659-7300

Email: Rick.Werner@haynesboone.com

Attention: Rick Werner, Esq.

Either party hereto may from time to time change its address for notices by giving at least five (5) days’ advance written notice of such changed address to the other party hereto.

Section 10.5. Waivers. No provision of this Agreement may be waived by the parties from and after the date that is one (1) Trading Day immediately preceding the date on which the Initial Registration Statement is initially filed with the Commission. Subject to the immediately preceding sentence, no provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercises thereof or of any other right, power or privilege.

Section 10.6. Amendments. No provision of this Agreement may be amended by the parties from and after the date that is one (1) Trading Day immediately preceding the date on which the Initial Registration Statement is initially filed with the Commission. Subject to the immediately preceding sentence, no provision of this Agreement may be amended other than by a written instrument signed by both parties hereto.

Section 10.7. Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

Section 10.8. Construction. The parties agree that each of them and their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents. In addition, each and every reference to share prices and number of Shares in any Transaction Document shall, in all cases, be subject to adjustment for any share subdivisions, share capitalizations, reorganizations, recapitalizations, exchange and other similar transactions that occur on or after the date of this Agreement. Any reference in this Agreement to “Dollars” or “$” shall mean the lawful currency of the United States of America. Any references to “Section” or “Article” in this Agreement shall, unless otherwise expressly stated herein, refer to the applicable Section or Article of this Agreement.

Section 10.9. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. Neither the Company nor the Investor may assign this Agreement or any of their respective rights or obligations hereunder to any Person.

Section 10.10. No Third-Party Beneficiaries. Except as expressly provided in Article IX, this Agreement is intended only for the benefit of the parties hereto and their respective successors, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 10.11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal procedural and substantive laws of the State of New York, without giving effect to any laws or rules of such state that would cause the application of the laws of any other jurisdiction.

Section 10.12. Survival. The representations, warranties, covenants and agreements of the Company and the Investor contained in this Agreement shall survive the execution and delivery hereof until the termination of this Agreement; provided, however, that (i) the provisions of Article V (Representations, Warranties and Covenants of the Company), Article VIII (Termination), Article IX (Indemnification) and this Article X (Miscellaneous) shall remain in full force and effect indefinitely notwithstanding such termination, and, (ii) so long as the Investor owns any Securities, the covenants and agreements of the Company and the Investor contained in Article VI (Additional Covenants), shall remain in full force and effect notwithstanding such termination for a period of six (6) months following such termination.

Section 10.13. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file, including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, www.echosign.adobe.com, etc., shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

Section 10.14. Publicity. The Company shall afford the Investor and its counsel with a reasonable opportunity to review and comment upon, shall consult with the Investor and its counsel on the form and substance of, and shall give due consideration to all such comments from the Investor or its counsel on, any press release, Commission filing or any other public disclosure made by or on behalf of the Company relating to the Investor, its purchases hereunder or any aspect of the Transaction Documents or the transactions contemplated thereby, including any press release disclosing the execution of this Agreement and the Registration Rights Agreement by the Company, prior to the issuance, filing or public disclosure thereof. For the avoidance of doubt, the Company shall not be required to submit for review any such disclosure (i) contained in periodic reports filed with the Commission under the Exchange Act if it shall have previously provided substantially the same disclosure to the Investor or its counsel for review in connection with a previous filing or (ii) any Prospectus Supplement if it contains disclosure that does not reference the Investor, its purchases hereunder or any aspect of the Transaction Documents or the transactions contemplated thereby.

Section 10.15. Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 10.16. Further Assurances. From and after the Closing Date, upon the request of the Investor or the Company, each of the Company and the Investor shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

THE COMPANY:

DDC Enterprise Limited

By:	/s/ Norma Chu
Name:	Norma Chu
Title:	Chief Executive Officer

THE CO-INVESTOR:

ANSON INVESTMENTS MASTER FUND LP

By:	/s/ Amin Nathoo
Name:	Amin Nathoo
Title:	Director, Anson Advisors Inc.

THE CO-INVESTOR:

ANSON EAST MASTER FUND LP

By:	/s/ Amin Nathoo
Name:	Amin Nathoo
Title:	Director, Anson Advisors Inc.

ANNEX I TO THE

ORDINARY SHARE PURCHASE AGREEMENT

DEFINITIONS

“Accountant” shall have the meaning assigned to such term in Section 5.6(d).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Agreement” shall have the meaning assigned to such term in the preamble of this Agreement.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar U.S. federal or state bankruptcy Law or any Law for the relief of debtors.

“Beneficial Ownership Limitation” shall have the meaning assigned to such term in Section 3.4.

“Bloomberg” means Bloomberg, L.P.

“Bring-Down Comfort Letter” shall have the meaning assigned to such term in Section 6.16.

“Bring-Down Negative Assurance Letter” shall have the meaning assigned to such term in Section 6.16.

“Broker-Dealer” shall have the meaning assigned to such term in Section 6.13.

“Charter” shall have the meaning assigned to such term in Section 5.3.

“Closing” shall have the meaning assigned to such term in Section 2.2.

“Closing Date” means the date of this Agreement.

“Code” shall have the meaning assigned to such term in Section 5.38.

“Commencement” shall have the meaning assigned to such term in Section 3.1.

“Commencement Date” shall have the meaning assigned to such term in Section 3.1.

“Commencement Irrevocable Transfer Agent Instructions” shall have the meaning assigned to such term in Section 7.2(xiv).

“Commission” means the U.S. Securities and Exchange Commission or any successor entity.

“Commission Documents” shall all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material).

“Commitment Fee” means two percent (2.0%) of the Total Commitment.

“Commitment Shares” means such number of duly authorized, validly issued, fully paid and non-assessable Ordinary Shares equal to the quotient of (i) the Commitment Fee and (ii) the VWAP of Ordinary Shares on the Trading Day prior to the Closing Date.

“Company” shall have the meaning assigned to such term in the preamble of this Agreement.

“Compliance Certificate” shall have the meaning assigned to such term in Section 7.2(ii).

“Contracts” means any legally binding contracts, agreements, subcontracts, leases, and purchase orders.

“Cover Price” shall have the meaning assigned to such term in Section 3.2(d).

“Custodian” shall mean any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Damages” shall have the meaning assigned to such term in Section 9.1.

“Disqualification Event” shall have the meaning assigned to such term in Section 5.45.

“DTC” means The Depository Trust Company, a subsidiary of The Depository Trust & Clearing Corporation, or any successor thereto.

“DWAC” shall have the meaning assigned to such term in Section 5.33.

“DWAC Shares” means Ordinary Shares issued pursuant to this Agreement that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale and without stop transfer instructions maintained against the transfer thereof and (iii) timely credited by the Company’s transfer agent to the Investor’s (or its designee’s) specified DWAC account with DTC under its Fast Automated Securities Transfer (FAST) Program, or any similar program hereafter adopted by DTC performing substantially the same function.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“Effective Date” means, with respect to the Initial Registration Statement filed pursuant to Section 2(a) of the Registration Rights Agreement (or any post-effective amendment thereto) or any New Registration Statement filed pursuant to Section 2(c) of the Registration Rights Agreement (or any post-effective amendment thereto), as applicable, the date on which the Initial Registration Statement (or any post-effective amendment thereto) or any New Registration Statement (or any post-effective amendment thereto) is declared effective by the Commission.

“Effectiveness Deadline” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Eligible Market” means The Nasdaq Global Select Market, The Nasdaq Capital Market, the New York Stock Exchange or the NYSE American (or any nationally recognized successor to any of the foregoing).

“Environmental Laws” shall have the meaning assigned to such term in Section 5.18.

“ERISA” shall have the meaning assigned to such term in Section 5.38.

“Evaluation Date” shall have the meaning assigned to such term in Section 5.6(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Exempt Issuance” means the issuance of (a) the Securities; (b) Ordinary Shares, restricted share units or options to employees, officers, directors, consultants and investor relation agencies of the Company pursuant to the Company’s equity incentive plans or pursuant to compensation agreements authorized by the Board of Directors; (c) securities upon the exercise or exchange of or conversion of securities exercisable or exchangeable for or convertible into Ordinary Shares issued and outstanding on the date hereof, provided that such securities have not been amended since the date hereof to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with share splits, combinations or pre-existing anti-dilution provisions, and other than in respect of securities subject to one-time price resets as authorized by the Company’s shareholders and/or Board or Directors) or to extend the term of such securities; (d) securities issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith; provided that such securities do not contain any provisions permitting to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities or contain any other resets or other adjustment provisions (other than in connection with share splits or share combinations), (e) the securities issued pursuant to the transactions contemplated by the Purchase Agreement and (f) up to approximately 2.8 million Ordinary Shares at an average price of $10.30 per share (payable in cash and/or conversion of outstanding debt) pursuant to subscription agreements entered into on or about the date hereof.

“FCPA” shall have the meaning assigned to such term in Section 5.35.

“Filing Deadline” shall have the meaning assigned to such term in the Registration Rights Agreement.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Fundamental Transaction” means that (i) the Company shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, with the result that the holders of the Company’s share capital immediately prior to such consolidation or merger together beneficially own less than 50% of the outstanding voting power of the surviving or resulting corporation, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (3) take action to facilitate a purchase, tender or exchange offer by another Person that is accepted by the holders of more than 50% of the outstanding Ordinary Shares (excluding any Ordinary Shares held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a share or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding Ordinary Shares (not including any Ordinary Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such share or share purchase agreement or other business combination), or (5) reorganize, recapitalize or reclassify its Ordinary Shares, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Ordinary Shares.

“Future Purchase Suspension” shall have the meaning assigned to such term in Section 6.16.

“GAAP” shall have the meaning assigned to such term in Section 5.6(b).

“GDPR” shall have the meaning assigned to such term in Section 5.40.

“Governmental Entity” means any, whether in the United States or otherwise, (a) multinational, national, federal, state, local, municipal or other government, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, legislature or entity and any court or other judicial body or tribunal) or (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal (public or private).

“Hazardous Substance” means (a) any material, substance or waste that is listed, defined, or regulated as a “hazardous substance,” “hazardous waste,” “toxic substance,” “hazardous material,” or word of similar import or regulatory effect under Environmental Laws; and (b) petroleum products or byproducts, including derivatives and fraction thereof, asbestos, lead-based paint, polychlorinated biphenyls, per- and polyfluoroalkyl substances, radioactive materials, and toxic mold.

“Indebtedness” means, with respect to any Person as of any time, without duplication, (a) any liabilities for borrowed money or amounts owed (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements, indemnities and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments due under leases required to be capitalized in accordance with GAAP.

“Initial Comfort Letter” shall have the meaning assigned to such term in Section 7.2(xvii).

“Investor Legal Fee Expense Reimbursement” shall have the meaning assigned to such term in Section 10.1(i).

“Initial Registration Statement” shall mean the initial Registration Statement filed pursuant to the terms of the Registration Rights Agreement.

“Intellectual Property Rights” shall have the meaning assigned to such term in Section 5.19.

“Investment Period” means the period commencing on the Commencement Date and expiring on the date this Agreement is subsequently terminated pursuant to Article VIII.

“Investor” shall have the meaning assigned to such term in the preamble of this Agreement.

“Investor Party” shall have the meaning assigned to such term in Section 9.1.

“Issuer Covered Person” shall have the meaning assigned to such term in Section 5.45.

“IT Systems and Data” shall have the meaning assigned to such term in Section 5.39.

“Knowledge” means the actual knowledge of any of (i) the Company’s Chief Executive Officer, (ii) the Company’s Chief Technical Officer and (iii) the Company’s Chief Financial Officer, in each case after reasonable inquiry of all officers, directors and employees of the Company under such Person’s direct supervision who would reasonably be expected to have knowledge or information with respect to the matter in question.

“Law” means any federal, state, provincial, local, foreign, national or supranational statute, law (including common law), act, statute, ordinance, treaty, rule, code, regulation or other binding directive issued, promulgated or enforced by a Governmental Entity having jurisdiction over a given matter.

“Material Adverse Effect” means (i) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any effect on the business, operations, properties or financial condition of the Company as set forth in the Commission Documents that is material and adverse to the Company, taken as a whole, excluding any facts, circumstances, changes or effects, individually or in the aggregate, exclusively and directly resulting from, relating to or arising out of any of the following: (a) changes in conditions in the U.S. or global capital, credit or financial markets generally, including changes in the availability of capital or currency exchange rates, provided such changes shall not have affected the Company in a materially disproportionate manner as compared to other similarly situated companies, (b) changes generally affecting the industries in which the Company operate, provided such changes shall not have affected the Company, taken as a whole, in a materially disproportionate manner as compared to other similarly situated companies, (c) any effect of the announcement of, or the consummation of the transactions contemplated by, this Agreement and the Registration Rights Agreement on the Company’s relationships, contractual or otherwise, with customers, suppliers, vendors, bank lenders, strategic venture partners or employees, (d) changes arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing as of the date hereof, (e) any action taken by the Investor, any of its officers, its sole member or the Investor’s Broker-Dealer, or any of such Person’s successors with respect to the transactions contemplated by this Agreement and the Registration Rights Agreement, and (f) the effect of any changes in applicable laws or accounting rules, provided such changes shall not have affected the Company in a materially disproportionate manner as compared to other similarly situated companies; (ii) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any material adverse effect on the legality, validity or enforceability of any of the Transaction Documents or the transactions contemplated thereby; or (iii) any condition, occurrence, state of facts or event that would, or insofar as reasonably can be foreseen would likely, prohibit or otherwise materially interfere with or delay the ability of the Company to perform any of its obligations under any of the Transaction Documents to which it is a party.

“Material Permits” shall have the meaning assigned to such term in Section 5.17.

“Money Laundering Laws” shall have the meaning assigned to such term in Section 5.37.

“MPA Period” means the period commencing at 5:00 p.m., New York City time, on the Trading Day immediately preceding the Trading Day on which any Affiliate of the Investor shall have published or distributed any research report (as such term is defined in Rule 500 of Regulation AC) concerning the Company, and ending at 6:00 a.m., New York City time, on the sixth (6th) Trading Day immediately following the Trading Day on which any Affiliate of the Investor shall have published or distributed any research report (as such term is defined in Rule 500 of Regulation AC) concerning the Company.

“New Registration Statement” any Registration Statement filed pursuant to the Registration Rights Agreement other than the Initial Registration Statement.

“Non-Affiliate Shares” shall have the meaning assigned to such term in Section 5.46.

“Notice of Effectiveness” shall have the meaning assigned to such term in Section 7.2(xiv).

“Order” means any outstanding writ, order, judgment, injunction, binding decision or determination, award, ruling, subpoena, verdict or decree entered, issued or rendered by any Governmental Entity.

“Ordinary Shares” shall have the meaning assigned to such term in the recitals of this Agreement.

“Ordinary Share Equivalents” means any securities of the Company which entitle the holder thereof to acquire at any time Ordinary Shares, including, without limitation, any debt, preferred share, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares.

“PEA Period” means the period commencing at 9:30 a.m., New York City time, on the fifth (5th) Trading Day immediately prior to the filing of (i) any post-effective amendment to the Initial Registration Statement or any New Registration Statement or (ii) any New Registration Statement, as applicable, and ending at 9:30 a.m., New York City time, on the Trading Day immediately following, the Effective Date of such post-effective amendment or New Registration Statement, as applicable.

“Permits” means any approvals, authorizations, clearances, licenses, registrations, permits, certificates, exemptions, or waivers issued by a Governmental Entity.

“Person” means any person or entity, whether a natural person, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture or Governmental Entity.

“Personal Data” shall have the meaning assigned to such term in Section 5.40.

“Policies” shall have the meaning assigned to such term in Section 5.40.

“Privacy Laws” shall have the meaning assigned to such term in Section 5.40.

“Proceeding” means any lawsuit, litigation, action, audit, examination or investigation, claim, complaint, charge, proceeding, suit or arbitration (in each case, whether civil, criminal or administrative and whether public or private) pending in court or arbitration or by, before or otherwise involving any Governmental Entity.

“Prospectus” shall mean any prospectus contained within a Registration Statement.

“Prospectus Supplement” means any supplement to a Prospectus complying with Rule 424(b) of the Securities Act, including all information, documents and exhibits filed with or incorporated by reference into such prospectus supplement, that is filed with the Commission.

“Purchase Agreement” means that certain Securities Purchase Agreement, by and between the Company and Anson Investments Master Fund LP, a Cayman Islands exempted limited partnership at all times acting through its general partner, AIMF GP LLC, a Texas limited liability company registered as a foreign company in the Cayman Islands, entered into substantially contemporaneous as of the date of this Agreement.

“Purchase Condition Satisfaction Time” shall have the meaning assigned to such term in Section 7.3.

“Purchase Date” means, with respect to a VWAP Purchase made pursuant to Section 3.1, the Trading Day on which the Investor timely receives a valid VWAP Purchase Notice for such VWAP Purchase in accordance with this Agreement.

“Registrable Securities” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Registration Period” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Registration Rights Agreement” shall have the meaning assigned to such term in the recitals hereof.

“Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Regulation D” shall have the meaning assigned to such term in the recitals hereof.

“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

“Report” shall have the meaning assigned to such term in Section 2.3.

“Representation Date” shall have the meaning assigned to such term in Section 6.16.

“Restricted Period” shall have the meaning assigned to such term in Section 6.9(i).

“Restricted Person” shall have the meaning assigned to such term in Section 6.9(i).

“Restricted Persons” shall have the meaning assigned to such term in Section 6.9(i).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect.

“Sale Price” means any trade price for a share of Ordinary Shares on the Trading Market, or if the Ordinary Shares are then traded on an Eligible Market, on such Eligible Market, as reported by Bloomberg.

“Sanctions” shall have the meaning assigned to such term in Section 5.36.

“Sanctioned Person” shall have the meaning assigned to such term in Section 5.36.

“Sarbanes-Oxley Act” shall have the meaning assigned to such term in Section 5.6(d).

“Section 4(a)(2)” shall have the meaning assigned to such term in the recitals of this Agreement.

“Securities” means, collectively, the Shares and the Commitment Shares.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Settlement Document” shall have the meaning assigned to such term in Section 3.1.

“Shares” shall mean the Ordinary Shares that may be purchased by the Investor under this Agreement pursuant to one or more VWAP Purchase Notices, but not including the Commitment Shares.

“Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.

“Term” shall have the meaning assigned to such term in Section 8.1.

“Total Commitment” shall have the meaning assigned to such term in Section 2.1.

“Trading Day” shall mean any day on which the Trading Market or, if the Ordinary Shares is then listed on an Eligible Market, such Eligible Market is open for “regular” trading, including any day on which the Trading Market (or such Eligible Market, as applicable) is open for “regular” trading for a period of time less than the customary “regular” trading period.

“Trading Market” means NYSE American (or any nationally recognized successor thereto).

“Transaction Documents” means, collectively, this Agreement and the exhibits hereto, the Registration Rights Agreement, and the exhibits thereto, and each of the other agreements, documents, certificates and instruments entered into or furnished by the parties hereto in connection with the transactions contemplated hereby and thereby.

“Variable Rate Transaction” shall have the meaning assigned to such term in Section 6.6(ii).

“VWAP” means, for the Ordinary Shares between 9:30:01 a.m. New York City time and 4:00 p.m., New York City time on a Trading Day, the dollar volume-weighted average price for the Ordinary Shares on the Trading Market (or, if the Ordinary Shares are then listed on an Eligible Market, on such Eligible Market), for such period, as reported by Bloomberg through its “AQR” function. All such determinations shall be appropriately adjusted for any share dividend, share split, share combination, recapitalization or other similar transaction during such period.

“VWAP Purchase” shall have the meaning assigned to such term in Section 3.1.

“VWAP Purchase Commencement Time” means, with respect to a VWAP Purchase made pursuant to Section 3.1, 9:30:01 a.m., New York City time, on the Purchase Date for such VWAP Purchase.

“VWAP Purchase Ending Time” means, with respect to a VWAP Purchase made pursuant to Section 3.1, 4:00 p.m. New York City time on the third (3rd) Trading Day following the VWAP Purchase Commencement Time (for the avoidance of doubt, if the VWAP Purchase Commencement Time is 6:00 a.m. New York City time on Monday, the VWAP Purchase Ending Time shall be 4:00 p.m. New York City time on Wednesday).

“VWAP Purchase Maximum Amount” means, with respect to a VWAP Purchase made pursuant to Section 3.1, a number of Shares equal to the lesser of (i) a number of Shares which, when aggregated with all other Shares then beneficially owned by the Investor and its Affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor of more than the Beneficial Ownership Limitation, (ii) a number of Shares equal to the product of (A) 0.5 and (B) the average volume of Shares traded on the relevant Trading Market during normal market hours in the prior 5 trading days prior to the Purchase Date, and (iii) the quotient of (x) $5 million and (y) the VWAP of Ordinary Shares on the Trading Day prior to the Purchase Date.

“VWAP Purchase Notice” means, with respect to a VWAP Purchase made pursuant to Section 3.1, an irrevocable written notice delivered by the Company to the Investor on the Purchase Date for such VWAP Purchase, directing the Investor to subscribe for and purchase a specified VWAP Purchase Share Amount (such specified VWAP Purchase Share Amount subject to adjustment as set forth in Section 3.1 as necessary to give effect to the applicable VWAP Purchase Maximum Amount for such VWAP Purchase), at the applicable VWAP Purchase Price therefor on such Purchase Date for such VWAP Purchase in accordance with this Agreement.

“VWAP Purchase Period” means, with respect to a VWAP Purchase made pursuant to Section 3.1, the period on the Purchase Date for such VWAP Purchase, beginning at the applicable VWAP Purchase Commencement Time and ending at the applicable VWAP Purchase Ending Time on such Purchase Date for such VWAP Purchase.

“VWAP Purchase Price” means, with respect to a VWAP Purchase made pursuant to Section 3.1, the purchase price per Share to be purchased by the Investor in such VWAP Purchase, equal to the product of (i) 0.98 by (ii) the lowest VWAP on any Trading Day during the applicable VWAP Purchase Period.

“VWAP Purchase Price Delivery Date” shall have the meaning assigned to such term in Section 3.2.

“VWAP Purchase Share Amount” means, with respect to a VWAP Purchase made pursuant to Section 3.1, the total number of Shares to be purchased by the Investor in such VWAP Purchase as specified by the Company in the applicable VWAP Purchase Notice for such VWAP Purchase, which total number of Shares shall not exceed the VWAP Purchase Maximum Amount applicable to such VWAP Purchase (and such number of Shares specified by the Company in the applicable VWAP Purchase Notice for such VWAP Purchase shall be subject to automatic adjustment in accordance with Section 3.1 hereof as necessary to give effect to the VWAP Purchase Maximum Amount limitation applicable to such VWAP Purchase).

“VWAP Purchase Share Delivery Date” shall have the meaning assigned to such term in Section 3.2.

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

[TO BE FURNISHED SEPARATELY]

EXHIBIT B

CLOSING CERTIFICATE

The undersigned, the [●] of DDC Enterprise Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), delivers this certificate in connection with the Ordinary Share Purchase Agreement, dated as of [●], 2025 (the “Agreement”), by and between the Company and Anson Advisors Inc. (the “Investor”), and hereby certifies on the date hereof that (capitalized terms used herein without definition have the meanings assigned to them in the Agreement):

1. Attached hereto as Exhibit A is a true, complete and correct copy of the Tenth Amended and Restated Memorandum and Articles of Association (the “Memorandum” and the “Articles”). The Memorandum and Articles have not been further amended or restated, and no document with respect to any amendment to the Memorandum or Articles have been filed with the Registrar of Companies since the adoption date shown on the face of the Memorandum and the Articles, which are in full force and effect on the date hereof, and no action has been taken by the Company in contemplation of any such amendment or the dissolution, merger or consolidation of the Company.

2. The Board of Directors of the Company has approved the transactions contemplated by the Transaction Documents; said approval has not been amended, rescinded or modified and remains in full force and effect as of the date hereof. Attached hereto as Exhibit B are true, correct and complete copies of the resolutions approving the Agreement duly adopted by the Board of Directors of the Company on [●], 202[●].

3. Each person who, as an officer of the Company, or as attorney-in-fact of an officer of the Company, signed the Transaction Documents to which the Company is a party, was duly appointed and acting as such officer or attorney-in-fact, and the signature of each such person appearing on any such document is his genuine signature.

IN WITNESS WHEREOF, I have signed my name as of the date first above written.

Name:
Title:

EXHIBIT C

COMPLIANCE CERTIFICATE

The undersigned, the [●] of DDC Enterprise Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), delivers this certificate in connection with the Ordinary Share Purchase Agreement, dated as of [●], 2025 (the “Agreement”), by and between the Company and Anson Advisors Inc. (the “Investor”), and hereby certifies on the date hereof that, to the best of his or her knowledge after reasonable investigation, on behalf of the Company (capitalized terms used herein without definition have the meanings assigned to them in the Agreement):

1. The undersigned is the duly appointed [●] of the Company.

2. Except as set forth in the Commission Documents, the representations and warranties of the Company set forth in Article V of the Agreement (i) that are not qualified by “materiality” or “Material Adverse Effect” are true and correct in all material respects as of [the Commencement Date] [the date hereof] with the same force and effect as if made on [the Commencement Date] [the date hereof], except to the extent such representations and warranties are as of another date, in which case, such representations and warranties are true and correct in all material respects as of such other date and (ii) that are qualified by “materiality” or “Material Adverse Effect” are true and correct as of [the Commencement Date] [the date hereof] with the same force and effect as if made on [the Commencement Date] [the date hereof], except to the extent such representations and warranties are as of another date, in which case, such representations and warranties are true and correct as of such other date.

3. The Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company [at or prior to Commencement] [on or prior to the date hereof].

4. The Shares issuable in respect of each VWAP Purchase Notice effected pursuant to the Agreement shall be issued to the Investor electronically as DWAC Shares, and shall be freely tradable and transferable and without restriction on resale and without any stop transfer instructions maintained against such Shares.

5. As of [the Commencement Date] [the date hereof], the Company does not possess any material non-public information.

6. As of [the Commencement Date] [the date hereof], the Company has reserved out of its authorized and unissued share capital [●] ordinary shares solely for the purpose of effecting VWAP Purchases under the Agreement.

7. No stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus under the Securities Act has been issued and no proceedings for such purpose or pursuant to Section 8A of the Securities Act are pending before or, to the knowledge of the Company, threatened by the Commission.

The undersigned has executed this Certificate this [●] day of [●], 202[●].

Name:
Title:

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